SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

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PRELIMINARY COPIES—SUBJECT TO COMPLETION

CERUS CORPORATION

1220 Concord Avenue, Suite 600,

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 2, 2021

Dear Stockholder:

On behalf of the Board of Directors (the “Board”) of CERUS CORPORATION, a Delaware corporation (the “Company”), you are cordially invited to attend the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, June 2, 2021 at 9:00 a.m. Pacific time. The Annual Meeting will be held entirely online due to the continuing threat to public health as a result of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, advisors and stockholders. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/CERS2021, where you will be able to listen to the meeting live, submit questions, view our list of stockholders as of the record date during the Annual Meeting, and vote. You will need to have the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials to join the virtual Annual Meeting. This year, stockholders are being asked to consider and act upon the following items, each of which is more fully discussed in the accompanying Proxy Statement:

1.	the election of the three nominees for director named in the accompanying Proxy Statement, to hold office until the 2024 Annual Meeting of Stockholders;

2.

the approval of a certificate of amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 225,000,000 shares to 400,000,000 shares;

3.

the approval of an amendment and restatement of the Company’s Amended and Restated 2008 Equity Incentive Plan to increase the aggregate number of shares of common stock available for issuance thereunder by 7,600,000 shares and to make certain other changes thereto as described further in the accompanying Proxy Statement;

4.	the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the accompanying Proxy Statement;

5.

the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021; and

6.	such other business as may be properly brought before the Annual Meeting.

We are mailing most of our stockholders a Notice of Internet Availability of Proxy Materials (the ‘‘Notice’’), rather than a paper copy of the Proxy Statement and the Company’s 2020 Annual Report. If you would like to receive paper or electronic copies of these materials, please refer to the instructions set forth in the Notice. The Notice also contains instructions on how to access the proxy materials online, as well as how to vote over the telephone, the internet or online at the virtual Annual Meeting.

We hope you will read the accompanying Proxy Statement and submit your proxy, or use telephone or Internet voting, prior to the Annual Meeting. Even if you plan to attend the virtual meeting, please vote or submit your proxy as soon as possible to ensure that your shares are voted at the Annual Meeting in accordance with your instructions. If you vote over the telephone or the Internet, your vote must be received no later than 11:59 p.m. Eastern Time on June 1, 2021, in order to be counted. If you hold your shares through a broker, bank, or other nominee, please follow the instructions you receive from your broker, bank, or other nominee, as applicable, to vote your shares.

On behalf of the Board and our executive leadership team, we thank you for your continued support.

The record date for the Annual Meeting is April 5, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Lori L. Roll

Secretary

Concord, California

April [●], 2021

You can vote over the telephone or the internet, or, if you received a printed copy of the proxy materials via mail, by completing, signing and returning the proxy card as instructed in the materials. Even if you have voted by proxy, you may still vote online at the Annual Meeting. Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2021 to vote online at Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be

Held on June 2, 2021:

The proxy statement and annual report to stockholders are available at

www.proxyvote.com

PRELIMINARY COPIES—SUBJECT TO COMPLETION

CERUS CORPORATION

1220 Concord Avenue, Suite 600,

Concord, CA 94520

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet or a full set of proxy materials?

We have sent or made available to you these proxy materials because our Board of Directors, or the Board, is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, or the Annual Meeting, including any adjournments or postponements of the Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials to our stockholders over the internet. Accordingly, we are sending by mail only a Notice of Internet Availability of Proxy Materials, or the Notice, to most of our stockholders of record and posting our proxy materials online at www.proxyvote.com. In addition, certain of our stockholders who previously requested to receive paper copies of our proxy materials instead of a Notice will be furnished a full set of proxy materials in the mail instead of the Notice. We intend to mail the full sets of proxy materials to the stockholders that have requested paper copies on or about April [●], 2021. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website referred to in the Notice or request a paper or electronic copy of the full set of the proxy materials for review prior to voting. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice. We intend to mail the Notice on or about April [●], 2021, to all stockholders of record as of April 5, 2021.

If I received a Notice, will I receive any proxy materials by mail or email?

No. If you received a Notice, you will not receive any other proxy materials by mail or email unless you request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided. You may also request a full set of the proxy materials by sending an email, referencing the control number set forth in the Notice, to sendmaterial@proxyvote.com.

We may send you a proxy card, along with a second Notice, on or after [●], 2021.

Why are we holding a virtual Annual Meeting?

Following last year’s successful implementation of a virtual format for our Annual Meeting, and in light of the continuing COVID-19 pandemic, we have decided to once again hold a virtual Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We continue to believe a virtual format supports the health and well-being of our employees, advisors and stockholders, and helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money. We also believe that the online tools we have selected increase stockholder, management and director engagement. For example, last year’s virtual format allowed our stockholders to communicate with us during the Annual Meeting, enabling them to ask questions of our Board or management in live format. During the upcoming Annual Meeting, we will once again answer appropriate questions submitted during the Annual Meeting to the extent relevant to the business of the Annual Meeting, and as time permits.

How do I attend the virtual Annual Meeting?

The virtual Annual Meeting will be held online on Wednesday, June 2, 2021 at 9:00 a.m. Pacific time. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/CERS2021, where you will be able to listen to the meeting live, submit questions, and vote. You will not be able to attend the Annual Meeting in person. Information on how to vote at the Annual Meeting is discussed below. The Annual Meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 8:45 a.m., Pacific time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the virtual Annual Meeting?

You will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CERS2021. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 5, 2021, are entitled to vote at the Annual Meeting. On this record date, there were [●] shares of common stock outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting at our principal executive offices located at 1220 Concord Avenue, Concord, CA. If you want to inspect the list of stockholders, call our Investor Relations department at (925) 288-6000 to schedule an appointment. In addition, the list of stockholders will also be available during the Annual Meeting on the virtual meeting site at http://www.virtualshareholdermeeting.com/CERS2021.

Stockholder of Record: Shares Registered in Your Name

If on April 5, 2021, your shares were registered directly in your name with our transfer agent, EQ by Equiniti, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or if you request a printed copy of the proxy materials, we urge you to vote by returning your proxy card to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must do so no later than 11:59 p.m. Eastern Time on June 1, 2021. Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2021 to vote online during the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 5, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or the full set of proxy materials, as applicable, will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-digit control number from your broker or other agent. Beneficial owners who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2021 to vote online during the Annual Meeting.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal No. 1: Election of three directors;

•

Proposal No. 2: Approval of a certificate of amendment of the Company’s Amended and Restated certificate of incorporation, as amended, or the Restated Certificate, to increase the total number of authorized shares of common from 225,000,000 to 400,000,000 shares;

•

Proposal No. 3: Approval of an amendment and restatement of the Company’s Amended and Restated 2008 Equity Incentive Plan, or the 2008 Plan, to increase the aggregate number of shares of common stock available for issuance thereunder by 7,600,000 shares and to make certain other changes thereto as further described in this proxy statement;

•	Proposal No. 4: Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•

Proposal No. 5: Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board or you may “Withhold” your vote for all nominees or for any individual nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online at the virtual Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that was delivered to you. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote online at that time even if you have already voted by proxy.

•	To vote online during the virtual Annual Meeting, please go to http://www.virtualshareholdermeeting.com/CERS2021. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials. Once you have logged into the virtual Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.

•

To vote using the proxy card before the virtual Annual Meeting, simply complete, sign and date the proxy card that you may request or that was delivered to you, and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone before the virtual Annual Meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m., Eastern Time on June 1, 2021 to be counted.

•

To vote through the internet before the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the16-digit control number included on your Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials. Your vote must be received by 11:59 p.m. Eastern Time on June 1, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Please also note that since you are not the stockholder of record, you may only vote your shares during the virtual Annual Meeting if you request and obtain a valid 16-digit control number from your broker or other agent. Beneficial owners who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/CERS2021 to vote during the Annual Meeting.

We are providing internet proxy voting and the virtual Annual Meeting with procedures designed to ensure the authenticity and correctness of your credentials. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 5, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and you do not vote by completing your proxy card, vote by proxy via the internet or by telephone, or vote online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections or if you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted, as applicable, “For” the election of each of the three nominees for director named herein to the Board to hold office until the 2024 Annual Meeting of Stockholders; “For” the approval of the certificate of amendment of the Restated Certificate; “For” the approval of the amendment and restatement of the

2008 Plan; “For” advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement; and “For” the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (each as further described in this proxy statement). If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals identified on the proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, the election of directors (Proposal No. 1), the amendment and restatement of the 2008 Plan (Proposal No. 3), and the advisory approval of the compensation of our named executive officers (Proposal No. 4) are matters considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, we believe the approval of the certificate of amendment of the Restated Certificate (Proposal No. 2) and the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 5) are considered to be “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2 and Proposal No. 5. Uninstructed shares that cannot be voted on “non-routine” matters result in what are commonly referred to as “broker non-votes.”

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We estimate that we will pay Alliance Advisors, LLC, our proxy solicitor, a fee of approximately $8,500, plus reimbursement of out-of-pocket expenses, which we estimate to be no more than $3,500, to solicit proxies. The actual costs of this proxy solicitation process could, however, be higher or lower than our estimate. In addition to these written proxy materials, our proxy solicitor, directors and employees may also solicit proxies in person, by telephone or by other means of communication; however, our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice or more than one set of proxy materials?

If you receive more than one Notice or more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each Notice or set of proxy materials that you receive to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy and change your vote in any one of the following ways, regardless of how you previously voted:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1220 Concord Avenue, Suite 600, Concord, CA 94520.

•	You may attend the virtual Annual Meeting and vote online at that time. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions to change or revoke your vote provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the 1934 Act. For such proposals to be included in our proxy materials relating to our 2022 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by [●], 2021 to our Corporate Secretary at 1220 Concord Avenue, Suite 600, Concord, CA 94520. However, if our 2022 Annual Meeting of Stockholders is not held between May 3, 2022 and July 2, 2022, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Pursuant to our bylaws, if you wish to submit a proposal or nominate a director at our 2022 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing to our Corporate Secretary at 1220 Concord Avenue, Suite 600, Concord, CA 94520 by no earlier than the close of business on March 4, 2022 and no later than the close of business on April 3, 2022. However, if our 2022 Annual Meeting of Stockholders is not held between May 3, 2022 and July 2, 2022, then you must notify our Corporate Secretary, in writing, no earlier than the close of business on the 90th day prior to the date of the 2022 Annual Meeting of Stockholders and no later than the close of business on the later of (i) the 60th day prior to the date of the 2022 Annual Meeting of Stockholders, or (ii) if we publicly announce the date of the 2022 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2022 Annual Meeting of Stockholders, the 10th day following the day that we first make a public announcement of the date of the 2022 Annual Meeting of Stockholders. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2022 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the 2022 Annual Meeting of Stockholders and, therefore, may not be considered at the 2022 Annual Meeting of Stockholders. In addition, if you do not also comply with the requirements of the 1934 Act, our management will have discretionary authority to vote all shares for which we have proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold” and broker non-votes. With respect to the other proposals, the Inspector of Elections will count the votes “For” and “Against,” abstentions and, as applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. However, abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect with respect to any of the proposals.

How many votes are needed to approve each proposal?

•

For Proposal No. 1, the election of directors, the three nominees receiving the highest number of “For” votes cast in person or by proxy at the Annual Meeting will be elected as directors. Only votes “For” will affect the outcome of the vote. While “Withhold” votes and broker non-votes will have no effect on the outcome of the vote, we have adopted a Director Resignation Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes from his or her election than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance—Director Resignation Policy.”

•

Proposal No. 2, a certificate of amendment of the Restated Certificate to increase the total number of authorized shares of common stock from 225,000,000 to 400,000,000, will be considered approved if it receives “For” votes from the holders of a majority of the outstanding shares of our common stock. If you “Abstain” from voting on Proposal No. 2, it will have the same effect as an “Against” vote. Since we believe that Proposal No. 2 is considered to be “routine” under NYSE rules, we do not expect any broker non-votes on Proposal No. 2.

•

Proposal No. 3, an amendment and restatement of the 2008 Plan to increase the aggregate number of shares of common stock available for issuance thereunder by 7,600,000 shares and to make certain other changes thereto as further described in this proxy statement, will be considered approved if it receives “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal No. 3.

•

Proposal No. 4, advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, will be considered to be approved (on a non-binding advisory basis) if it receives “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal No. 4.

•

To be approved, Proposal No. 5, the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on Proposal No. 5. Since Proposal No. 5 is considered to be “routine” under NYSE rules, we do not expect any broker non-votes on Proposal No. 5.

Votes cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are represented at the virtual Annual Meeting in person or represented by proxy. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. On the record date, there were [●] shares outstanding and entitled to vote. Thus, the holders of [●] shares must be present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or vote over the telephone or on the internet, either prior to or at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or the holders of a majority of shares present at the virtual Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

What proxy materials are available on the internet?

Our proxy statement and annual report to stockholders are available at www.proxyvote.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

This Proposal No. 1 is to elect the three nominees for director named herein to the Board. The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled by a majority of the remaining directors, unless the Board determines by resolution that a vacancy be filled by our stockholders. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The total number of directors constituting the whole Board is presently set at eight members. In March 2021, Mr. Anderson announced his intention to retire from the Board and its committees effective as of June 3, 2021. There are three directors in the class whose term of office expires at the Annual Meeting. Proxies will not be voted for a greater number of persons than the three nominees named below. Of the three nominees listed below, only Mr. Bjerkholt has not previously been elected as a director of Cerus by our stockholders. The Board elected Mr. Bjerkholt to the Board in October 2018 upon the recommendation of the Nominating and Corporate Governance Committee based on its review of his qualifications and experience. Mr. Bjerkholt was initially recommended by Mr. Swisher based on his previous experience working with Mr. Bjerkholt at Sunesis Pharmaceuticals, Inc. If elected at the Annual Meeting, each of these nominees would serve until the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend our annual meetings of stockholders. In 2020, Mss. Nachtsheim and Schulze, Dr. Witney, and Messrs. Bjerkholt, Swisher and Greenman attended our 2020 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present online or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by our Nominating and Corporate Governance Committee. Each nominee for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. Our management has no reason to believe that any of these nominees will be unable to serve.

Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of the votes of the holders of shares present online or represented by proxy and entitled to vote on the election of directors, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, we have adopted a Director Resignation Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes from her election than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance—Director Resignation Policy.”

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. The Nominating and Corporate Governance Committee also takes into consideration the tenure and the other commitments of the individual board members. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director, including the three nominees, that led the Nominating and Corporate Governance Committee and the Board to believe that such director nominee should continue to serve on the Board. However, each member of the Nominating and Corporate Governance Committee and the Board may have a variety of reasons why he or she believes a particular person would be an appropriate contributor to the Board, and these views may differ from the views of the other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING

Daniel N. Swisher Jr., 58, has served as a member of our Board since June 2011 and has served as Chair of the Board since October 2013. Mr. Swisher has served as the President and Chief Operating Officer of Jazz Pharmaceuticals plc, a biopharmaceutical company, since January 2018. Prior to that, he served as the Chief Executive Officer of Sunesis Pharmaceuticals, Inc., or Sunesis, a biopharmaceutical company, and a member of its board of directors from January 2004 through December 2017, and as its President since August 2005. From December 2001 to December 2003, he served as the Chief Business Officer and Chief Financial Officer of Sunesis. From June 1992 to September 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation. He also serves on the board of directors of Corcept Therapeutics Incorporated, or Corcept Therapeutics, a pharmaceutical company. Mr. Swisher holds a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Swisher should be nominated for election as a director at the Annual Meeting based, in part, upon his relevant senior leadership experience acquired in executive leadership positions with Jazz Pharmaceuticals, Sunesis and ALZA Corporation, including as the current President and Chief Operating Officer of Jazz Pharmaceuticals and the former Chief Financial Officer and Chief Executive Officer of Sunesis. Mr. Swisher also brings a high level of financial, operational and strategic experience acquired in his roles as Chief Financial Officer and Chief Executive Officer of Sunesis, and his current role as President and Chief Operating Officer of Jazz Pharmaceuticals, which contributes significantly to Board discussions. As a former Senior Vice President of Sales and Marketing, Mr. Swisher also brings unique sales and marketing experience to Board, which is critical as we continue to expand our U.S. and overseas sales operations, and launch our pathogen reduced cryoprecipitated fibrinogen complex (PR-Cryo FC) product.

Frank Witney, Ph.D., 67, has served as a member of our Board since March 2014. Dr. Witney served as President, Chief Executive Officer and a director of Affymetrix, Inc., or Affymetrix, a provider of life science products and molecular diagnostic products, from July 2011 through March 31, 2016, the date it was acquired by Thermo Fisher Scientific, Inc. Dr. Witney served as President and Chief Executive Officer of Dionex Corporation, a provider of analytical instrumentation and related accessories and chemicals, from April 2009 until its acquisition by Thermo Fisher Scientific, Inc. in May 2011. Between December 2008 and April 2009, Dr. Witney served as Affymetrix’s Executive Vice President and Chief Commercial Officer. Prior to that, Dr. Witney served as President and Chief Executive Officer of Panomics, Inc. from July 2002 to December 2008. Dr. Witney was a post-doctoral fellow at the National Institutes of Health and holds a Ph.D. in Molecular and Cellular Biology and an M.S. in Microbiology from Indiana University, and B.S. in Microbiology from the University of Illinois.

The Nominating and Corporate Governance Committee and the Board concluded that Dr. Witney should be nominated for election as a director at the Annual Meeting due, in part, to his extensive experience in the life science industry, his expertise in corporate strategy and the commercialization of products, and the depth of his scientific background acquired in various roles, including as President, Chief Executive Officer and a director of a public company.

Eric Bjerkholt, 61, has served as a member of our Board since October 2018. Since November 2020, Mr. Bjerkholt has been the Chief Financial Officer of Chinook Therapeutics, Inc. a clinical-stage biopharmaceutical company focused on kidney diseases. Prior to that, and since April 2017, Mr. Bjerkholt was the Chief Financial Officer of Aimmune Therapeutics, Inc., a biotechnology company developing treatments for food allergies. From 2004 until April 2017, Mr. Bjerkholt held various roles at Sunesis, including as Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From 2002 to 2004, he was Senior Vice President and Chief Financial Officer at IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Ardea Biosciences, Inc. in 2006. Mr. Bjerkholt was a co-founder of LifeSpring Nutrition, Inc., a nutraceutical company, and from 1999 to 2002 served at various times as its Chief Executive

Officer, President, and Chief Financial Officer. From 1990 to 1997, he also served as a vice president in the healthcare banking group at J.P. Morgan & Co. Incorporated, an international banking firm. He has served on the boards of directors of several publicly traded companies, including as a member of the board of directors and chair of the audit committee of Corium International, Inc., a commercial-stage biopharmaceutical company, until its acquisition by Gurnet Point Capital in November 2018, and as a member of the board of directors and as chair of the audit committee of StemCells, a biotech company, until its November 2016 acquisition by Microbot Medical Ltd. He holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Bjerkholt’s financial and business experience and leadership in the biopharmaceutical sector adds significantly to Board discussion and that he should therefore be nominated for election as a director at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Jami Dover Nachtsheim, 62, has served as a member of our Board since March 2019. Ms. Nachtsheim served in a variety of positions with Intel Corporation from 1980 until her retirement in 2000, most recently as the Corporate Vice President of the Sales and Marketing Group and Director of Worldwide Marketing. Ms. Nachtsheim served on the board of directors of FEI Company from March 2010 until its acquisition by Thermo Fisher Scientific Inc. in September 2016. Ms. Nachtsheim also served on the board of directors of Affymetrix from May 2009, and as Chairman starting January 2015, until its acquisition by Thermo Fisher Scientific Inc. in March 2016. Ms. Nachtsheim currently serves on the board of directors of Intuitive Surgical, Inc. and has since April 2017. Ms. Nachtsheim holds a B.S. in Business Management from Arizona State University.

Ms. Nachtsheim’s qualifications to serve on our Board include her extensive experience in bringing high technology products to market and her long service as a board member of several public and private organizations. Her international experience provides useful insight to the Board’s deliberations on a wide range of global business matters. Accordingly, the Nominating and Corporate Governance Committee and the Board concluded that Ms. Nachtsheim should continue to serve as a member of the Board, in part due to her extensive, relevant experience and ability to guide the Board and management on global business matters.

Gail Schulze, 69, has served as a member of our Board since 2007. From May 2008 until June 2012, she was the Chief Executive Officer and Chairman of the board of directors of Zosano Pharma, a biopharmaceutical company. From May 2006 to March 2007, she was the Chief Executive Officer and a director of YM Biosciences US and President, YM Biosciences, Inc., a then global biopharmaceutical organization. Prior to joining YM Biosciences in 2006, she was President, Chief Executive Officer and a director of Eximias Pharmaceutical Corporation, then a late-stage biopharmaceutical company focused on oncology. From 2001 to 2004, Ms. Schulze was Chief Operating Officer and Deputy Chief Executive Officer of Aventis Behring LLC, then a fully independent biologics subsidiary of Aventis, and from 1997 to 2001, she was Senior Executive Vice President and Chief Commercial Officer. From 1995 to 1997, she was Corporate Vice President of Allegiance Healthcare Corporation, where she led the creation and management of the Cost Management Services group of divisions. From 1979 to 1995, Ms. Schulze held multiple positions within Baxter Healthcare Corporation focused on the global development and commercialization of chronic therapies, most recently as President of the US Managed Care division and President of Renal Division Europe. Ms. Schulze has served on multiple private and public boards. She received a B.A. with highest honors in psychobiology from the University of California, Santa Cruz, studied neurophysiology at the University of Wisconsin and received her M.B.A. from the Stanford Graduate School of Business.

The Nominating and Corporate Governance Committee and the Board concluded that Ms. Schulze continues to be a valuable member of the Board and should continue to serve as a member of the Board, in part due to her extensive business experience in executive roles in both large and small life sciences organizations at various stages of development.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

William M. Greenman, 54, has served as our President and Chief Executive Officer and a member of our Board since April 2011. Mr. Greenman served as our Senior Vice President, Business Development and Marketing from August 2008 until April 2011 and was named our Chief Business Officer in April 2010. Mr. Greenman served as our President, Cerus Europe, from 2006 until August 2008. From 1999 to 2006, Mr. Greenman served as our Vice President, Business Development after returning to Cerus after a brief time in the venture capital business. Prior to joining us in 1995 as Director of Business Development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995. Beginning in June 2010, Mr. Greenman served on the board of directors of Aduro Biotech, Inc., or Aduro, a public clinical-stage immunotherapy company. Subsequent to Aduro’s merger with Chinook Therapeutics, Mr. Greenman now serves on the Chinook Therapeutics board of directors, the surviving entity. Mr. Greenman holds a B.A.S. in economics and biological sciences from Stanford University.

The Nominating and Corporate Governance and the Board concluded that Mr. Greenman should continue to serve as a member of the Board, in part due to his extensive knowledge of our day-to-day operations obtained by virtue of his role as President and Chief Executive Officer. In addition, as a result of his various executive roles at Cerus over the last 19 years, Mr. Greenman has a broad depth of experience and historical knowledge regarding Cerus’ clinical, commercial and regulatory pathways.

Timothy L. Moore, 59, has served as a member of our Board since September 2018. Since April 2020, Mr. Moore has served as the President and Chief Operating Officer at PACT Pharma, Inc., or PACT, a company dedicated to engineering transformational T cell therapies. Mr. Moore served as the President and Chief Technology Officer at PACT from October 2019 to April 2020. Prior to PACT, Mr. Moore served as Executive Vice President, Technical Operations of Kite Pharma, or Kite, a Gilead Company since March 2016. Prior to Kite, he spent more than 12 years at Genentech, a Roche Company, most recently as Senior Vice President, Head of Global Technical Operations – Biologics and a member of the Genentech Executive Committee. While at Genentech, he oversaw global leadership for more than 7,500 professionals across 10 internal sites and managed more than 30 contract manufacturing organizations, including end to end quality supply performance of more than 20 biological products. Mr. Moore is a former member of the board of directors FosunKite, a joint venture between Gilead Sciences, Inc. and Fosun Pharmaceuticals Inc. He holds a Bachelor of Science, Chemical Engineering from Tulsa University and an M.S. from Northwestern University.

The Nominating and Corporate Governance Committee and the Board concluded that Mr. Moore continues to be a valuable member of the Board and should continue to serve as a member of the Board, in part due to his extensive background in manufacturing and operations.

RETIRING DIRECTOR

Timothy B. Anderson, 74, has served as a member of our Board since 2003. As noted above, Mr. Anderson announced his intention to retire from the Board and its committees effective as of June 3, 2021. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 until 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. From 2006 until 2010, Mr. Anderson served as a member of the board of directors of Puricore Public Limited Company. Mr. Anderson’s extensive knowledge of us and our operations, having been a director since 2003, brought historic knowledge and continuity to the Board. Further, his operational and global industry experience obtained from his many years as an executive focused on strategic matters with Baxter International contributed significantly to the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Nasdaq Stock Market, or Nasdaq, listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after its review to determine if there were any relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mss. Schulze and Nachtsheim, Dr. Witney and Messrs. Anderson, Moore, and Swisher. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Greenman, our President and Chief Executive Officer, is not an independent director by virtue of his employment with us. Mr. Bjerkholt is not an independent director pursuant to Rule 5605(a)(2) of the Nasdaq listing standards by virtue of his role as Chief Financial Officer of Chinook Therapeutics, Inc., a company for which Mr. Greenman serves as a member of the board of directors, including on its audit and compensation committees.

BOARD LEADERSHIP STRUCTURE

The Board has an independent chair, Mr. Swisher, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board.

We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our executive leadership team is responsible for identifying and reviewing risks facing us, including, without limitation, strategic, operational, financial and regulatory risks and generally meets on a weekly basis as part of such responsibility to review and discuss our risk exposure on a day-to-day basis. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors cybersecurity risk and compliance with securities and financial regulations, in addition to oversight of the performance of our internal control procedures. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, which were adopted by the Board in December 2017. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. To the extent any risks identified by each standing committee of the Board are material to our strategic, operational, financial or regulatory matters or otherwise merit discussion by the whole Board, the respective committee chair will raise those risks at the next scheduled meeting of the Board. Typically, the Audit Committee meets at least quarterly to review our major financial risk exposures in connection with various matters, including the filing of our annual and quarterly reports with the SEC. The other committees of the Board meet at least annually to review and discuss each committee’s respective areas of oversight and related risk exposures in such areas. The Board and its committees periodically receive risk management updates through monthly business reports provided by the executive leadership team, in addition to the topics discussed at meetings of the Board or its committees throughout the year. Following consideration of the information provided by the executive leadership team, the Board provides feedback and makes recommendations, as needed, to help minimize our risk exposure.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met five times during 2020. Each Board member attended 75% or more of the aggregate number of the meetings held by the Board and of the committees on which he or she served that were held in 2020.

As required under applicable Nasdaq listing standards, in 2020, our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2020 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Timothy B. Anderson(1)	X				X	*
Eric Bjerkholt(2)	X	*
Timothy L. Moore			X
Jami Dover Nachtsheim(3)
Gail Schulze			X	*	X
Daniel N. Swisher, Jr.			X		X
Frank Witney, PhD(4)	X		X
Total meetings in fiscal 2020	4		3		1

*	Committee Chairperson
(1)

Stepped down as Chair of the Nominating and Corporate Governance Committee in March 2021, but he remains a member of the committee. Mr. Anderson announced that he will retire from the Board and all of its committees effective June 3, 2021.

(2)

The Board removed Mr. Bjerkholt as a member and Chair of the Audit Committee in January 2021 after determining that Mr. Bjerkholt no longer qualified as independent pursuant to Rule 5605(a)(2) of the Nasdaq listing standards. No meetings of the Audit Committee were held subsequent to the events that resulted in Mr. Bjerkholt’s no longer meeting the Nasdaq independence requirements.

(3)	Appointed as a member of the Audit Committee in January 2021. Appointed to the Nominating and Corporate—Governance Committee as Chair in March 2021.
(4)	Appointed as Chair of the Audit Committee in January 2021.

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each of the current members of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each such member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; reviews the relationships between us and any prospective independent registered public accounting firm that may bear on independence and discusses those relationships with the prospective independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements; annually discusses with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; reviews the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our Code of Business Conduct and Ethics, including review and approval of related-party transactions, monitor our cybersecurity risks, and reviews and discusses with management and the independent registered public accounting firm our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the SEC. The Audit Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Audit Committee is currently composed of three directors: Dr. Witney (Chair), Mr. Anderson and Ms. Nachtsheim. Mr. Anderson and Dr. Witney served on the Audit Committee for all of 2020, along with Mr. Bjerkholt. The Board removed Mr. Bjerkholt as a member and Chair of the Audit Committee in January 2021 after determining that Mr. Bjerkholt no longer qualified as independent pursuant to Rule 5605(a)(2) of the Nasdaq listing standards. Concurrent with Mr. Bjerkholt’s removal from the Audit Committee, Dr. Witney was appointed as Chair in his stead and Ms. Nachtsheim was appointed to serve as a member of the Audit Committee. The Audit Committee met four times during the fiscal year, all prior to the time Mr. Bjerkholt was no longer deemed independent under the Nasdaq listing standards. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “Investors” at “Corporate Governance.”

The Board reviews the Nasdaq listing standards and applicable definitions of independence for Audit Committee members on an annual basis and determined that all current members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board has also determined that each member of the Audit Committee in 2020 qualified as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC and satisfied the financial sophistication requirements of the Nasdaq listing standards. Prior to her appointment to the Audit Committee, the Board determined that Ms. Nachtsheim satisfies the financial sophistication requirements of the Nasdaq listing standards. The Board made a qualitative assessment of Mr. Anderson’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at Baxter International, Inc., pursuant to which Mr. Anderson has experience actively supervising the preparation of financial reports. The Board made a qualitative assessment of Dr. Witney’s level of knowledge and experience based on a number of factors, including his service in executive capacities having financial oversight responsibilities. These positions include his role as Chief Executive Officer of Affymetrix and Dionex Corporation, both public companies at which Dr. Witney had substantial experience supervising the preparation of financial reports. For further information on the experience of Dr. Witney and Mr. Anderson and Ms. Nachtsheim, please see their biographies under “Proposal No. 1—Election of Directors.”

Report of the Audit Committee1

Our management has primary responsibility for preparing our financial statements and establishing the financial reporting process. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm, the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Audit Committee:

Dr. Frank Witney

Mr. Timothy B. Anderson

Ms. Jami Nachtsheim

[1]

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the Securities Act of 1933, as amended, or the Securities Act, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of four directors: Ms. Schulze (Chair), Dr. Witney, and Messrs. Swisher and Moore, all of whom were on the Compensation Committee for all of 2020. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). In addition, in determining whether Ms. Schulze, Dr. Witney and Messrs. Moore and Swisher are independent within the meaning of the Nasdaq listing standards pertaining to membership of the Compensation Committee, our Board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation. The Compensation Committee met three times during the 2020 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “Investors” at “Corporate Governance.”

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including: establishment of corporate objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements of our chief executive officer and the other executive officers; administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs, and review of the compensation paid to our non-employee directors. The Compensation Committee also performs those specific functions as set forth above under the heading “Role of The Board in Risk Oversight.” Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate.

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties, and has the sole authority to approve the reasonable fees and the other terms and conditions of the engagement of any such adviser. We must provide for appropriate funding, as determined by the Compensation Committee, for the payment of compensation to any such adviser. In this regard, the Compensation Committee has engaged Radford, an AON Hewitt Consulting Company, or Radford Consulting, as a compensation consultant since August 2011, as described in greater detail under the “Compensation Discussion and Analysis” section of this proxy statement. In February 2021, the Compensation Committee analyzed whether the work of Radford Consulting as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to our company by Radford Consulting; (ii) the amount of fees from our company paid to Radford Consulting as a percentage of the firm’s total revenue; (iii) Radford Consulting’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Radford Consulting or the individual compensation advisors employed by the firm with an executive officer of our company; (v) any stock of our company owned by the individual compensation advisors employed by the firm; and (vi) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee. Annual fees paid to Radford Consulting for their services as advisor to the Compensation Committee in 2020 were approximately $58,508, which was less than 1% of their total revenues. The Compensation Committee determined, based on its analysis of the above factors, that the work of Radford Consulting and the individual compensation advisors employed by Radford as compensation consultants to our company has not created any conflict of interest. The Compensation Committee intends to continue to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable Nasdaq listing standards.

For additional information on the specific processes, procedures and determinations of the Compensation Committee with respect to executive compensation for 2020, including the roles of executive officers and Radford Consulting in determining the amount and form of executive compensation, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

With respect to director compensation matters, the Compensation Committee determines and sets non-employee director compensation in the manner more fully described under the section of this proxy statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee currently consists of Ms. Schulze, Dr. Witney, and Messrs. Swisher and Moore, all of whom served on our Compensation Committee for all of 2020. No member of the Compensation Committee is or has ever been one of our officers or employees. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee, nor has such a relationship existed in the past. However, in November 2020, Mr. Bjerkholt, a member of our Board of Directors, was appointed Chief Financial Officer of Chinook Therapeutics, Inc. Mr. Greenman, our President and Chief Executive Officer is a director and chair of the Compensation Committee of Chinook Therapeutics. Refer to the information under “Transactions with Related Persons—Certain Related-Person Transactions and Indemnification—Participation in Public Offering” with respect to the participation of Dr. Witney and Messrs. Swisher and Moore in our January 2020 public offering of common stock.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or the CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2020.

Compensation Committee:

Ms. Gail Schulze

Mr. Timothy L. Moore

Mr. Daniel N. Swisher, Jr.

Dr. Frank Witney

[2]

The material in this Compensation Committee Report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of Cerus under the Securities Act or the 1934 Act, other than the Cerus Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee also performs those specific functions as set forth above under the heading “Role of the Board in Risk Oversight.”

The Nominating and Corporate Governance Committee currently consists of three directors: Messrs. Anderson (Chair) and Swisher and Ms. Schulze, all of whom were on the Nominating and Corporate Governance Committee for all of 2020. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during 2020. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “Investors” at “Corporate Governance.”

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. While we do not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations. In addition to these factors, our Nominating and Corporate Governance Committee has become increasingly focused on increasing diversity overall, including with respect to gender and candidates from underrepresented communities. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee evaluates these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In identifying potential new members to our Board, the Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. In this regard, Mr. Bjerkholt was identified as a director candidate by Mr. Swisher based on his previous experience working with him at Sunesis Pharmaceuticals, Inc.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. When considering candidates for membership on the Board that are recommended by stockholders, the Nominating and Corporate Governance Committee employs the same policy that it uses to evaluate candidates recommended by members of the Board. Any stockholder wishing to recommend a director candidate should submit in writing the candidate’s name, biographical information, business qualifications, including a description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our stock, to Mr. Anderson, Chair of the Nominating and Corporate Governance Committee, Cerus Corporation at 1220 Concord Avenue, Suite 600, Concord, CA 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to recommend a director candidate for nomination at our next annual meeting of stockholders, then recommendations must be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not received a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

To date, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent and therefore, a formal process is not necessary. Our stockholders may communicate directly with any member of our executive leadership team, the independent members of the Board or any Chair of a Board Committee, including the Chair of the Board, by writing directly to those individuals at Cerus Corporation at 1220 Concord Avenue, Suite 600, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chair of the Nominating and Corporate Governance Committee, Mr. Anderson. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chair of the Audit Committee, Frank Witney.

CODE OF ETHICS

We have adopted the Cerus Corporation Code of Business Conduct and Ethics, or the Ethics Code, that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.” If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the Ethics Code on our website in lieu of filing such waivers or amendments on a Form 8-K.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

DIRECTOR RESIGNATION POLICY

We have adopted a Director Resignation Policy pursuant to which any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes from his or her election than votes “For” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

CORPORATE GOVERNANCE GUIDELINES

In December 2017, the Board adopted Corporate Governance Guidelines, which provide a framework for the effective governance of the Company. The guidelines address matters such as the respective roles and responsibilities of the Board and management; board composition and selection; director orientation, education and compensation; board and committee administrative matters; board access to management and use of outside advisors; succession planning; and other matters promoting the effective governance of Cerus. The Nominating and Corporate Governance Committee is responsible for overseeing and periodically reviewing the Corporate Governance Guidelines, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.”

STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS

A priority for Cerus is soliciting and listening to the views of our stockholders on a variety of topics, including our business and growth strategy, corporate governance practices and executive compensation matters. We regularly engage with our institutional investors, and following our 2020 Annual Meeting, we reached out to our top 30 stockholders representing approximately 75.22% of our then-outstanding common stock, specifically to solicit feedback following last year’s say-on-pay vote results, as described in more detail under “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Response to 2020 Say-on-Pay Vote.” Our discussions with our investors have been productive and informative, and have provided valuable feedback to the Board to help ensure that the Board’s decisions are aligned with stockholder objectives.

PROHIBITIONS ON HEDGING AND PLEDGING

Under the terms of our insider trading policy, no employees (including executive officers) of Cerus or its subsidiaries, members of our Board or consultants who know or have access to material information regarding Cerus that has not been fully disclosed to the public may engage in any hedging or monetization transactions relating to Cerus or its securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, nor may any of these persons engage in short-term speculative transactions involving Cerus securities (or derivatives of Cerus securities), including short sales and the buying and selling of put or call options. In addition, none of these persons may hold Cerus securities in a margin account or otherwise pledge Cerus securities as collateral for a loan.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND OUR CEO

We maintain stock ownership guidelines for our non-employee directors and our Chief Executive Officer. More information about our stock ownership guidelines can be found under the sections of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Components and Decisions—CEO Stock Ownership Guidelines” and “Director Compensation—Stock Ownership Guidelines.”

PROPOSAL NO. 2

CERTIFICATE OF AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

Overview

Our Board has determined that it is advisable and in Cerus’ best interests and in the best interests of our stockholders to amend our Amended and Restated Certificate of Incorporation, as amended, or the Restated Certificate, to increase the total number of authorized shares of common stock from 225,000,000 shares to 400,000,000 shares. On March 26, 2021, our Board adopted resolutions approving the proposed certificate of amendment of the Restated Certificate, or the Common Increase Certificate, in substantially the form attached as Appendix A hereto. At that time, our Board declared the proposed Common Increase Certificate to be advisable and in the best interests of Cerus and our stockholders and is accordingly submitting the proposed Common Increase Certificate for approval by our stockholders.

If our stockholders approve this Proposal No. 2, we expect to file the Common Increase Certificate with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval. In this regard, upon filing of the Common Increase Certificate with the Secretary of State of the State of Delaware, the first paragraph of Article IV of the Restated Certificate would be amended as follows, with the proposed additions underlined and proposed deletions stricken through:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the corporation is authorized to issue is ~~Two Hundred Thirty Million (230,000,000)~~ Four Hundred Five Million (405,000,000) shares. ~~Two Hundred Twenty-Five Million (225,000,000)~~ Four Hundred Million (400,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).”

Of the 225,000,000 shares of our common stock currently authorized, as of the close of business on April 2, 2021, there were [●] shares (including [●] treasury shares) of common stock outstanding. In addition, as of April 2, 2021:

•	an aggregate of [●] shares of our common stock were issuable upon the exercise of outstanding options;

•	an aggregate of [●] shares of our common stock were issuable upon the vesting of restricted stock units; and

•

an aggregate of [●] shares of our common stock were reserved and remained available for future grant or issuance under our Amended and Restated 2008 Equity Incentive Plan and Amended and Restated 1996 Employee Stock Purchase Plan.

The proposed Common Increase Certificate would increase the number of shares of common stock that we are authorized to issue from 225,000,000 shares of common stock to 400,000,000 shares of common stock, representing an increase of 175,000,000 shares of authorized common stock, with a corresponding increase in the total authorized capital stock, which includes common stock and preferred stock, from 230,000,000 shares to 405,000,000 shares.

Reasons for the Increase in Authorized Shares

In recent years, our sources of capital have primarily consisted of public offerings of equity securities, debt facilities, and to a lesser extent, cash from product sales and reimbursements under our contract with the

Biomedical Advanced Research and Development Authority, or BARDA. Although our revenues have grown over time and increased during the year ended December 31, 2020 as compared to December 31, 2019, if we are unable to gain widespread commercial adoption in markets where our blood safety products are approved for commercialization, we will have difficulties achieving profitability. Our near-term capital requirements are dependent on various factors, including operating costs and working capital investments associated with developing and commercializing the INTERCEPT Blood System, including continuing U.S. commercialization of our platelet and plasma systems, the anticipated U.S. commercial launch of PR-Cryo FC, costs to develop different configurations of existing products and new products, including our illuminator, costs associated with planning, enrolling and completing ongoing studies, and the post-approval studies we are required to conduct in connection with the U.S. Food and Drug Administration, or FDA, approvals of the platelet system, costs associated with pursuing potential regulatory approvals in other geographies where we do not currently sell our platelet and plasma systems, costs associated with conducting in vitro studies and clinical development of our red blood cell system in Europe and the U.S., costs associated with performing the agreed-upon activities under our BARDA agreement, and costs related to creating, maintaining and defending our intellectual property. Our long-term capital requirements will also be dependent on the success of our sales efforts, competitive developments, the timing, costs and magnitude of our longer-term clinical trials and other development activities, required post-approval studies, market preparedness and product launch activities for any of our product candidates and products in geographies where we do not currently sell our products, and regulatory factors. Accordingly, we may never achieve a profitable level of operations in the future. Until we are able to generate a sufficient amount of product revenue and generate positive net cash flows from operations, which we may never do, meeting our long-term capital requirements is in large part reliant on continued access to funds under our BARDA agreement and the public and private equity and debt capital markets, as well as on collaborative arrangements with partners, augmented by cash generated from operations and interest income earned on the investment of our cash balances.

In December 2020, we entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated, or the Sales Agents, under which we may issue and sell from time to time up to $100.0 million of our common stock through or to the Sales Agents, as sales agent or principal. As of April 2, 2021, approximately $[●] million of common stock remains available to be sold under the Sales Agreement. Other than sales that may be made under the Sales Agreement and other than in connection with the proposed increase to the aggregate number of shares of our common stock that may be issued under the 2008 Plan, as amended and restated assuming Proposal No. 3 is approved by our stockholders, our Board currently has no definitive plans, arrangements or understandings to issue the additional shares of common stock that would be available as a result of the approval of the proposed Common Increase Certificate. However, our Board desires to have the additional shares available to provide additional flexibility to use Cerus common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital, including under the Sales Agreement; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes.

If this Proposal No. 2 is not approved by our stockholders, it is possible that financing alternatives for Cerus may be limited by the lack of unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation. In this regard, if we are unable to raise additional capital when needed, including additional capital beyond that available by selling shares of common stock under the Sales Agreement, we may need to curtail planned development or commercialization activities. For example, we may need to obtain additional funds to complete development activities for the red blood cell system necessary for potential regulatory approval in Europe, if costs are higher than anticipated or we encounter delays. We also may need to obtain additional funding to conduct additional randomized controlled clinical trials for existing or new products, particularly if we are unable to access any additional portions of the funding contemplated by our BARDA contract, and we may choose to defer such activities until we can obtain sufficient additional funding or, at such time, our existing operations provide sufficient cash flow to conduct these trials. In addition, if our Board determines that raising additional capital through issuing the additional shares of common stock is desirable, including under the Sales Agreement, we want to be able to act quickly if market conditions are favorable. Given the potential lack of available unissued and unreserved authorized shares of our common stock, if this Proposal No. 2 is not approved, we may not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could completely eliminate our ability to opportunistically capitalize on favorable market windows, which could delay or preclude our ability to advance our development and commercialization efforts, and which could severely harm our business and our prospects. In addition to needing to fund our development and commercialization activities, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical, regulatory and scientific personnel. If this Proposal No. 2 is not approved by our stockholders, the potential lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities the Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. If we lack adequate unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities for employees, our ability to attract, retain and motivate employee could be severely and adversely affected and our cash requirements would increase, which would also increase our dependence on alternative sources of capital such as debt financings. In short, if our stockholders do not approve this Proposal No. 2, we may not be able to access the capital markets, complete the development and commercialization activities necessary to progress our products and product candidates, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.

Our Board believes that the proposed increase in our authorized common stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, flexibility has allowed us to pursue a number of financing transactions that were key to enabling our growth while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. For example, in addition to our offerings under the Sales Agreement and under a similar previous agreement with Cantor Fitzgerald & Co., in January 2020, we issued approximately 16.9 million shares of our common stock in an underwritten public offering for aggregate gross proceeds of approximately $63.3 million to fund commercial scale-up activities in support of anticipated growth for the INTERCEPT Blood System, preparation and launch activities tied to the approval of the cryoprecipitation system in the United States, and to fund other general corporate purposes. Unless our stockholders approve this Proposal No. 2, we may not have sufficient unissued and unreserved authorized shares of common stock to engage in similar transactions in the future and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements, all of which could severely harm our business and our prospects.

Effects of the Increase in Authorized Shares

The additional common stock proposed to be authorized under the Common Increase Certificate would have rights identical to our current outstanding common stock. Stockholder approval of the Common Increase Certificate and issuance of the common stock authorized thereby would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the proposed Common Increase Certificate could be issued by our Board without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or Nasdaq rules. Under the Restated Certificate, our stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any newly issued shares of common stock in order to maintain their proportionate ownership interests in us.

The increase in our authorized shares of common stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Cerus difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of Cerus. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to approve the Common Increase Certificate has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is our Board currently aware of any such attempts directed at us), and our Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this Proposal No. 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this Proposal No. 2. Votes cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes. Abstentions will have the same effect as votes against Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

AMENDMENT AND RESTATEMENT OF THE COMPANY ’S AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

In March 2021, our Board approved an amendment and restatement of the Amended and Restated 2008 Equity Incentive Plan, or the 2008 Plan, subject to stockholder approval. We refer to the Amended and Restated 2008 Equity Incentive Plan, as amended and restated by the Board in March 2021, as the Restated 2008 Plan throughout this proxy statement.

The Restated 2008 Plan contains the following material changes from the 2008 Plan:

•

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Restated 2008 Plan will not exceed 55,897,190 shares, which is an increase of 7,600,000 shares over the aggregate number of shares of our common stock that may be issued under the 2008 Plan. Such increase also constitutes a corresponding increase in the number of shares available for issuance under the Restated 2008 Plan pursuant to the exercise of incentive stock options.

•

The 2008 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the 2008 Plan will be reduced by: (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the 2008 Plan; (ii) 1.61 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) granted under the 2008 Plan prior to June 5, 2019; (iii) 1.55 shares for each share issued pursuant a Full Value Award granted under the 2008 Plan on or after June 5, 2019 and prior to June 3, 2020; and (iv) 1.07 shares for each shares issued pursuant to a Full Value Award granted under the 2008 Plan on or after June 3, 2020. The Restated 2008 Plan retains such fungible share counting structure, except that the number of shares of our common stock available for issuance under the Restated 2008 Plan will be reduced by 1.52 shares for each share issued pursuant to a stock award that is a Full Value Award granted under the Restated 2008 Plan on or after June 2, 2021. As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the Restated 2008 Plan will be increased by: (i) one share for each share that becomes available again for issuance under the terms of the Restated 2008 Plan subject to an Appreciation Award and (ii) 1.52 shares for each share that becomes available again for issuance under the terms of the Restated 2008 Plan subject to a Full Value Award on or after June 2, 2021.

Why You Should Vote for the Restated 2008 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board believes that it is very important that our eligible employees, consultants and directors receive part of their compensation in the form of equity awards to foster their investment in us, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. The equity incentive programs we have in place have worked to build stockholder value by attracting and retaining extraordinarily talented employees, consultants and directors. The Board believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success. See “Compensation Discussion and Analysis” contained in this proxy statement for more information regarding our executive compensation strategy.

We Expect to Continue to Experience Substantial Growth in Our Business

Our Board approved the Restated 2008 Plan to help ensure that we have sufficient shares available to attract and retain qualified employees to support our operations. In addition to human resources needed to support our five-year contract with BARDA that provides potential funding of up to $201.2 million over the term of the agreement to support the development of the INTERCEPT red blood cell system in the U.S., the FDA is now recognizing the role of pathogen reduction in safeguarding the U.S. blood supply. Over the past several years, the FDA has been working to create guidelines to reduce the risk of sepsis in patients receiving platelet transfusions. In 2019, the FDA issued the final guidance document on this topic, entitled “Bacterial Risk Control Strategies for Blood Collection Establishments and Transfusion Services to Enhance the Safety and Availability of Platelets for Transfusion,” which included pathogen reduction technology as one of the strategy options. Once implemented in October 2021, this final guidance could accelerate the rate of adoption of pathogen-reduced platelets in the U.S. market. In addition to these factors, we expect to continue to experience substantial growth in our business due to increasing international market adoption of INTERCEPT platelets and plasma as more blood centers adopt pathogen reduction as the standard of care, heightened awareness on the need for a safe and reliable blood supply as a result of the COVID-19 pandemic, FDA approval and commercial launch of pathogen-reduced cryoprecipitate, and the anticipated commercialization of INTERCEPT red blood cells in Europe if we receive CE Mark approval.

The Restated 2008 Plan Combines Compensation and Governance Best Practices Designed to Protect our Stockholders’ Interests

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the Restated 2008 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Flexibility in designing equity compensation scheme. The Restated 2008 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit (“RSU”) awards, performance stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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Repricing is not allowed without prior stockholder approval. The Restated 2008 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise price or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Restated 2008 Plan with an exercise price that is less than the original exercise price of the stock option or stock appreciation right unless our stockholders previously approve such action.

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Fungible share counting provisions. The share reserve under the Restated 2008 Plan is reduced by one share for each share of common stock issued pursuant to an Appreciation Award granted under the Restated 2008 Plan and 1.52 shares for each share of common stock issued pursuant to a Full Value Award granted under the Restated 2008 Plan on or after June 2, 2021. This helps to ensure that we are using the share reserve effectively and with regard to the value of each type of equity award. More information about how shares are counted under the Rested 2008 Plan can be found under the sub-section of this Proposal 2 entitled “Description of the Restated 2008 Plan—Shares Available for Awards.”

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Restated 2008 Plan must have an exercise price or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•

Minimum vesting requirements. The Restated 2008 Plan provides that no award granted on or after June 5, 2019 may vest until at least 12 months following the date of grant of the award, except that shares up to 5% of the share reserve of the Restated 2008 Plan may be issued pursuant to awards granted on or after June 5, 2019 that do not meet such vesting requirements.

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Specific disclosure of award vesting upon corporate transaction or change in control. The Restated 2008 Plan specifically provides that in the event of certain corporate transactions involving the Company or a change in control of the Company, if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards under the Restated 2008 Plan, or substitute similar stock awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the corporate transaction or change in control, the vesting of such stock awards will be accelerated in full (and with respect to performance stock awards, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the corporate transaction or change in control).

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Restrictions on dividends and dividend equivalents. The Restated 2008 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to a stock award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable stock award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

We Manage Our Equity Award Usage Carefully and Dilution is Reasonable

The following table provides certain additional information regarding our equity incentive plans.

As of March 26, 2021
Total number of shares of common stock subject to outstanding stock options	17,392,760
Weighted-average exercise price of outstanding stock options	$4.84
Weighted-average remaining term of outstanding stock options	5.37 years
Total number of shares of common stock subject to outstanding full value awards	6,735,126
Total number of shares of common stock available for grant under the 2008 Plan	3,205,285
Total number of shares of common stock available for grant under other equity incentive plans	—
Total number of shares of common stock outstanding(1)	170,790,892
Per-share closing price of common stock as reported on Nasdaq Global Market	$5.96

(1)	Excludes treasury shares of 58,073.

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2020, 2019 and 2018.

	Fiscal Year 2020	Fiscal Year 2019	Fiscal Year 2018
Total number of shares of common stock subject to stock options granted	2,237,000	515,000	3,446,720
Total number of shares of common stock subject to full value awards granted	3,433,000	3,207,000	1,419,857
Weighted-average number of shares of common stock outstanding	163,949,495	139,831,304	131,662,683
Burn Rate	3.46%	2.66%	3.70%

If Proposal No. 3 Is Not Approved, We Will Not Have Enough Shares Available under the 2008 Plan to Make Grants to Help Us Attract and Retain Top Employees

If our stockholders approve this Proposal No. 3, the Restated 2008 Plan will become effective on the date of the Annual Meeting. If our stockholders fail to approve this Proposal No. 3, the 2008 Plan will remain as is without any changes thereto. If this Proposal No. 3 is not approved, we will not have sufficient shares available under the 2008 Plan to make grants to help us retain top employees and, unless we adopt a new inducement plan without the approval of our stockholders (pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules), we will not be able to use equity compensation awards to attract new employees.

Stockholders are requested in this Proposal No. 3 to approve the Restated 2008 Plan. The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the Restated 2008 Plan. Vote cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF  PROPOSAL NO. 3.

Description of the Restated 2008 Plan

The material features of the Restated 2008 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Restated 2008 Plan. Stockholders are urged to read the actual text of the Restated 2008 Plan in its entirety, which is appended to this proxy statement as Appendix B.

Background and Purpose

The terms of the Restated 2008 Plan provide for the grant of stock options, restricted stock, RSUs, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

The purpose of the Restated 2008 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal No. 3 is approved, the aggregate number of shares of our common stock that may be issued under the Restated 2008 Plan will not exceed the following, subject to adjustment for certain changes in our capitalization:

•

48,297,190 shares previously authorized for issuance under the 2008 Plan (which includes shares subject to outstanding awards granted under our 1999 Equity Incentive Plan, as amended, and our 1998 Non-Officer Stock Option Plan (each, a “Prior Plan”), and shares subject to outstanding awards granted under our Inducement Plan as of April 13, 2017, in each case that may become available for issuance under the Restated 2008 Plan pursuant to the terms of the Restated 2008 Plan (collectively, the “Returning Shares”)); plus

•	an additional 7,600,000 new shares.

We call this aggregate number the “Share Reserve.”

The number of shares of our common stock available for issuance under the Restated 2008 Plan will be reduced by: (i) one share for each share issued pursuant to an Appreciation Award granted under the Restated 2008 Plan; (ii) 1.61 shares for each share issued pursuant to a Full Value Award granted under the Restated 2008 Plan prior to June 5, 2019; (iii) 1.55 shares for each share issued pursuant to a Full Value Award granted under the Restated 2008 Plan on or after June 5, 2019 and prior to June 3, 2020; (iv) 1.07 shares for each share issued pursuant to a Full Value Award granted under the Restated 2008 Plan on or after June 3, 2020 and prior to June 2, 2021; and (v) 1.52 shares for each share issued pursuant to a Full Value Award granted under the Restated 2008 Plan on or after June 2, 2021.

The number of shares of our common stock available for issuance under the Restated 2008 Plan will be increased by: (i) one share for each Returning Share or Restated 2008 Plan Returning Share (as defined below) subject to an Appreciation Award; (ii) 1.61 shares for each Returning Share or Restated 2008 Plan Returning Share subject to a Full Value Award that returns to the Restated 2008 Plan prior to June 5, 2019; (iii) 1.55 shares for each Returning Share or Restated 2008 Plan Returning Share subject to a Full Value Award that returns to the Restated 2008 Plan on or after June 5, 2019 and prior to June 3, 2020; (iv) 1.07 shares for each Returning Share or Restated 2008 Plan Returning Share subject to a Full Value Award that returns to the Restated 2008 Plan on or after June 3, 2020; and (v) 1.52 shares for each Returning Share or Restated 2008 Plan Returning Share subject to a Full Value Award that returns to the Rested Plan on or after June 2, 2021.

If a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of common stock that may be issued pursuant to the Restated 2008 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the Restated 2008 Plan (and for purposes of this Proposal No. 3, we refer to such shares as the “Restated 2008 Plan Returning Shares”).

The following shares of our common stock will not become available again for issuance under the Restated 2008 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise, strike or purchase price of a stock award granted under the Restated 2008 Plan, a Prior Plan or our Inducement Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Restated 2008 Plan, a Prior Plan or our Inducement Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of a stock award granted under the Restated 2008 Plan, a Prior Plan or our Inducement Plan; and (iv) in the event that a stock appreciation right granted under the Restated 2008 Plan, a Prior Plan or our Inducement Plan is settled in shares, the gross number of shares subject to such award.

Eligibility

Incentive stock options may be granted under the Restated 2008 Plan only to our (including our affiliates’) employees. Our (including our affiliates’) employees, consultants and non-employee directors are eligible to receive all other types of awards under the Restated 2008 Plan. As of March 25, 2021, we (including our affiliates) had approximately 274 employees, eight consultants and seven non-employee directors.

Administration

The Restated 2008 Plan is administered by our Board, which may in turn delegate authority to administer the plan to a committee. Our Board has delegated administration of the Restated 2008 Plan to our Compensation Committee. Subject to the terms of the Restated 2008 Plan, our Compensation Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Compensation Committee also determines the exercise price of options granted under the Restated 2008 Plan. The

Compensation Committee has also delegated authority to a Non-Officer Stock Option Committee, or NOSOC, whose sole member is our Chief Executive Officer, to grant, within certain guidelines and without any further action required by the Compensation Committee, equity awards to our non-officer employees. The purpose of this delegation of authority is to enhance the flexibility of equity administration and to facilitate the timely grant of equity awards to non-officer employees, including newly hired employees, within specified limits previously approved by the Compensation Committee. The size of grants made by the NOSOC must be within limits pre-approved by the Compensation Committee.

Repricing

The Restated 2008 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Compensation Committee shall not have the authority to reprice any outstanding stock option or stock appreciation right under the Restated 2008 Plan by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right under the Restated 2008 Plan with an exercise price that is greater than the fair market value of our common stock on the date of cancellation in exchange for cash or new stock awards under the Restated 2008 Plan with an exercise price that is less than the original exercise price of the stock option or stock appreciation right.

Minimum Vesting Requirements

Under the Restated 2008 Plan, no award granted on or after June 5, 2019 may vest until at least 12 months following the date of grant of the award, except that shares up to 5% of the Share Reserve may be issued pursuant to awards granted on or after June 5, 2019 that do not meet such vesting requirements.

Dividends and Dividend Equivalents

The Restated 2008 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest. Subject to the foregoing, the Restated 2008 Plan further provides that dividends or dividend equivalents may be paid or credited to shares of our common stock subject to a restricted stock award or restricted stock unit award granted under the Restated 2008 Plan.

Section 162(m) Transition Relief for Performance-Based Compensation

Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to any publicly held corporation’s “covered employees” (as defined under Section 162(m)) that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Certain provisions in the Restated 2008 Plan refer to the “performance-based compensation” exception to the $1 million deduction limit under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, this exception was repealed with respect to taxable years beginning after December 31, 2017. However, an award may still be eligible for this exception if, among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) pursuant to the transition relief provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date. For purposes of this Proposal No. 3, the term “Section 162(m) Transition Relief” refers to such transition relief. Accordingly, the provisions in the Restated 2008 Plan which refer to the “performance-based compensation” exception under Section 162(m) will only apply to any award that is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) pursuant to the Section 162(m) Transition Relief and, therefore, such provisions are not applicable to any other awards granted under the Restated 2008 Plan. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any award granted under the Restated 2008 Plan will be eligible for such transition relief and be deductible by the Company in the future.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the Restated 2008 Plan will vest at the rate specified in the option agreement (subject to the limitations described in “Minimum Vesting Requirements” above).

In general, the term of stock options granted under the Restated 2008 Plan may not exceed ten years from the date of grant. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the Restated 2008 Plan will be determined by our Compensation Committee and may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by our Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Incentive Stock Option Limitations

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options, or ISOs granted under the Restated 2008 Plan is equal to the Share Reserve. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options, or NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of the ISO award must not exceed five years from the date of grant.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

RSU Awards

RSU awards will be granted pursuant to RSU award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. We will settle a payment due to a recipient of an RSU award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by our Compensation Committee and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in the applicable RSU award agreement, RSU awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to stock appreciation rights agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirements” above). Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by our Compensation Committee. The term of stock appreciation rights granted under the Restated 2008 Plan may not exceed ten years from the date of grant. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason, the recipient may exercise any vested stock appreciation right up to three months from cessation of service, unless the terms of the stock appreciation right agreement provide that the right may be exercised for a longer or shorter period.

Performance Awards

The Restated 2008 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above). The maximum amount to be granted to any participant in a calendar year attributable to such performance awards may not exceed 500,000 shares of our common stock in the case of performance stock awards, or $1,000,000 in the case of performance cash awards.

Performance goals under the Restated 2008 Plan shall be determined by our Compensation Committee, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an award is not intended to comply with Section 162(m), other measures of performance selected by the Compensation Committee. The Compensation Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

In order for any performance award to qualify as “performance-based compensation” under Section 162(m), among other requirements, such award must be eligible to qualify for the Section 162(m) Transition Relief (as described in “Section 162(m) Transition Relief for Performance-Based Compensation” above).

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Restated 2008 Plan. Our Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Compensation Committee (subject to the limitations described in “Minimum Vesting Requirements” above).

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the Restated 2008 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Dissolution or Liquidation

The Restated 2008 Plan provides that, except as otherwise provided in the stock award agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of our common stock not subject to our right of repurchase) shall terminate immediately prior to such dissolution or liquidation, and the shares of our common stock subject to our repurchase option may be repurchased by us notwithstanding the fact that the holder of such stock award is providing service to us.

Corporate Transaction and Change in Control

The following provisions will apply to outstanding stock awards under the Restated 2008 Plan in the event of a corporate transaction (as defined in the Restated 2008 Plan and described below) or a change in control (as defined in the Restated 2008 Plan and described below) unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal No. 3, the term “Transaction” will mean such corporate transaction or change in control.

In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding stock awards under the Restated 2008 Plan, or may substitute similar stock awards for such outstanding stock awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of shares issued pursuant to any outstanding stock awards under the Restated 2008 Plan may be assigned by the Company to the surviving or acquiring corporation (or its parent company). The terms of any such assumption, continuation or substitution will be set by the Board or Compensation Committee.

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards under the Restated 2008 Plan, or substitute similar stock awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (and with respect to performance stock awards, vesting will be deemed to be satisfied at the greater of (i) the target level of performance or (ii) the actual level of performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board or Compensation Committee will determine (or, if the Board or Compensation Committee does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such stock awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board or Compensation Committee, and any reacquisition or repurchase rights held by the Company with respect to such stock awards will lapse (contingent upon the closing or completion of the Transaction).

In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards under the Restated 2008 Plan, or substitute similar stock awards for such outstanding stock awards, then with respect to any such stock awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such stock awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board or Compensation Committee; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the Transaction.

Notwithstanding the foregoing, in the event any outstanding stock award under the Restated 2008 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Board or Compensation Committee may provide that the participant may not exercise such stock award but instead will receive a payment, in such form as may be determined by the Board or Compensation Committee, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such stock award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.

Unless provided otherwise in the participant’s stock award agreement, in any other written agreement or plan with us or one of our affiliates, or in our director compensation policy, outstanding stock awards under the Restated 2008 Plan will not be subject to additional acceleration of vesting and exercisability upon or after a change in control.

For purposes of the Restated 2008 Plan, a corporate transaction generally will be deemed to occur in the event of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the Restated 2008 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments

Our Compensation Committee will have the authority to amend or terminate the Restated 2008 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Restated 2008 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by the Board, the Restated 2008 Plan shall automatically terminate on April 21, 2026.

U.S. Federal Income Tax Consequences

The information set forth below is a summary of the principal United States federal income taxation consequences to us and our employees only and does not purport to be complete. This summary does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Restated 2008 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, or the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The Restated 2008 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Restated 2008 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Restated 2008 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, or Section 409A, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Unit Awards

Generally, RSU awards granted under the Plan will be structured to conform to the requirements of Section 409A or qualify for an exception from application of Section 409A. Recipients of RSU awards will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from RSU awards will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restated 2008 Plan Benefits

Name and position	Dollar value	Number of shares
William M. Greenman	(1)	(1)
President and Chief Executive Officer
Kevin D. Green	(1)	(1)
Vice President, Finance and Chief Financial Officer
Richard Benjamin	(1)	(1)
Chief Medical Officer
Laurence M. Corash	(1)	(1)
Chief Scientific Officer
Vivek Jayaraman	(1)	(1)
Chief Operating Officer
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$1,256,000 per calendar year(2)	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)

Awards granted under the Restated 2008 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2008 Plan, and our Board and Compensation Committee have not granted any awards under the Restated 2008 Plan subject to stockholder approval of this Proposal No. 3. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Restated 2008 Plan are not determinable.

(2)

Awards granted under the Restated 2008 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Restated 2008 Plan. However, pursuant to our current Amended and Restated Non-Employee Director Compensation Policy, each of our current non-employee directors automatically will be granted annual awards in the form of stock options and restricted stock unit awards on the date of each of our annual meetings of stockholders, provided that such individual will be continuing as a non-employee director following such date. The total dollar value of such annual awards (which will be divided equally between stock options and restricted stock unit awards) will be $175,000 for each of our continuing non-employee directors other than the Chair of the Board and $206,000 for the Chair of the Board. The number of shares of our common stock subject to each such award is not determinable at this time, as (i) the number of shares subject to each such stock option will be determined by dividing the target dollar value by the Black-Scholes value of a stock option share, determined using the average closing stock price for the 30 trading days preceding the grant date, and (ii) the number of shares subject to each such restricted stock unit award will be determined by dividing the target dollar value by the average closing stock price for the 30 trading days preceding the grant date. On and after the date of the annual meeting, any such awards will be granted under the Restated 2008 Plan if this Proposal No. 3 is approved by our stockholders. For additional information regarding our current Amended and Restated Non-Employee Director Compensation Policy, see the “Director Compensation” section below.

2008 Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to awards granted under the 2008 Plan since its original effectiveness and through March 26, 2021.

Name and position	Number of shares
William M. Greenman	6,266,314
President and Chief Executive Officer
Kevin D. Green	1,687,795
Vice President, Finance and Chief Financial Officer
Richard Benjamin	1,211,000
Chief Medical Officer
Laurence M. Corash	1,988,788
Chief Scientific Officer
Vivek Jayaraman	1,028,750
Chief Commercial Officer
All current executive officers as a group	14,981,756
All current directors who are not executive officers as a group	1,722,248
Each nominee for election as a director:
Daniel N. Swisher, Jr.	390,311
Frank Witney	295,491
Eric Bjerkholt	78,262
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	17,496,097

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	21,438,426	(2)	$4.69	9,798,075	(3)
Equity compensation plans not approved by security holders(4)	606,003		$5.24	—
Total	22,044,429	(5)	$4.71	9,798,075	(3)

(1)	The calculation of the weighted-average exercise price does not take into account the shares subject to outstanding restricted stock units, or RSUs, which have no exercise price.
(2)	Includes 5,738,665 shares to be issued pursuant to outstanding RSUs.
(3)

Includes 1,807,497 shares authorized for future issuance under the 1996 Employee Stock Purchase Plan as of December 31, 2020, including shares subject to purchase during the current purchase period thereunder.

(4)

In 2016, we adopted the Cerus Corporation Inducement Plan without the approval of our security holders, pursuant to which we reserved a total of 1,250,000 shares of our common stock for issuance thereunder. The Inducement Plan provided for the issuance of non-statutory stock options, restricted stock awards, RSUs, stock appreciation rights and other stock awards exclusively to individuals who were not previously employees or directors of Cerus, or who had experienced a bona fide period of non-employment, as an inducement material to the individual’s entry into employment with Cerus within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. As of December 31, 2020, options to purchase 606,003 shares were outstanding under the Inducement Plan. All options granted under the Inducement Plan have a maximum term of ten years. The Inducement Plan, and awards thereunder, may be amended by the Board at any time or from time to time in accordance with the terms of the Inducement Plan and applicable law. As a result of the amendment and restatement of our Amended and Restated 2008 Equity Incentive Plan, or the 2008 Plan, at our 2017 Annual Meeting of Stockholders, no additional stock awards may be granted under our Inducement Plan. Accordingly, for purposes of the table above, no shares remained available for issuance under the Inducement Plan as of December 31, 2020.

(5)	Includes 5,738,665 shares to be issued pursuant to outstanding RSUs.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. At the 2016 Annual Meeting of Stockholders, our stockholders reconfirmed their preference that we solicit a non-binding advisory say-on-pay vote every year. The Board previously adopted a policy consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.

Accordingly, the Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Cerus Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this Proposal No. 4 requires a “For” vote from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Votes cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes. Abstentions and broker non-votes are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 4.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executives, the next scheduled say-on-pay vote will be at the 2022 Annual Meeting of Stockholders. Our stockholders will be able to indicate by advisory vote at the 2022 Annual Meeting of Stockholders any change in their preference as to the frequency of future advisory votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and the Board further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

Approval of this Proposal No. 5 requires a “For” vote from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. Votes cast online during the virtual Annual Meeting will constitute votes cast in person at the Annual Meeting for purposes of the votes. Abstentions are not counted for the purpose of determining the number of votes cast and will therefore not have any effect on the outcome of the vote on this Proposal No. 5. Since this Proposal No. 5 is considered to be “routine” under NYSE rules, we do not expect any broker non-votes on this Proposal No. 5.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 5

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2020 consolidated financial statements, we entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2020 and December 31, 2019, by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2020	2019
	(in thousands)
Audit Fees	$1,410	$1,375
Audit-Related Fees	—	—
Tax Fees	1	6
All Other Fees	2	2

Total Fees	$1,413	$1,383

Audit Fees. Audit fees consist of fees for services rendered in connection with the annual audits of our consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements in quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent registered public accounting firm reasonably can provide.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” There were no fees incurred under this category in 2020 and 2019.

Tax Fees. Tax fees include fees for tax compliance, tax planning and tax advice. Specifically, the amounts reflect fees paid to Ernst & Young LLP tax compliance work in Europe.

All Other Fees. Consists of fees for products and services other than the services described above. Specifically, the amounts reflect fees paid to Ernst & Young LLP in connection with the use of Ernst & Young LLP’s online accounting research tool.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting. All fees described in the Principal Accountant Fees and Services table above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 5, 2021 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial Ownership(1)
Name and Address of Beneficial Owner(2)	Number of Shares	Percent of Total
Baker Bros. Advisors LP 860 Washington Street, 3rd Fl. New York, NY 10014 (3)	13,713,195	[●]	%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(4)	12,378,955	[●]
PRIMECAP Management Company 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105 (5)	10,434,500	[●]
ARK Investment Management LLC 3 East 28th Street, 7th Floor New York, NY 10016(6)	29,572,265	[●]
Nikko Asset Management Americas, Inc. 605 Third Avenue, 38th Floor New York, NY 10158(7)	11,103,210	[●]
The Vanguard Group - 23-1945930 100 Vanguard Group Blvd. Malvern, PA 19355(8)	8,682,998	[●]
William M. Greenman(9)	[●]	[●]
Laurence M. Corash(10)	[●]	[●]
Kevin D. Green(11)	[●]	*
Richard Benjamin(12)	[●]	*
Vivek Jayaraman(13)	[●]	*
Timothy B. Anderson(14)	[●]	*
Gail Schulze(15)	[●]	*
Daniel N. Swisher, Jr.(16)	[●]	*
Frank Witney, Ph.D.(17)	[●]	*
Eric Bjerkholt(18)	[●]	*
Timothy L. Moore(19)	[●]	*
Jami Dover Nachtsheim(20)	[●]	*
All executive officers and directors as a group (14 persons)(21)	[●]	[●]

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 5, 2021 and shares of our common stock issuable upon the vesting of outstanding RSUs within 60 days of April 5, 2021 are deemed to be outstanding for the purpose of computing the number of shares held and the percent of total ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percent of total ownership of any other person. Applicable percentages are based on [●] shares outstanding on April 5, 2021, adjusted as required by rules promulgated by the SEC.

(2)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 1220 Concord Avenue, Suite 600, Concord, CA 94520.
(3)

Consists of 13,713,195 shares reported as beneficially owned in Schedule 13G/A jointly filed with the SEC on February 16, 2021 by Baker Bros. Advisors LP (the “Advisor”), Baker Bros. Advisors (GP) LLC (the “Advisor GP”), Felix J. Baker and Julian C. Baker reporting beneficial ownership as of December 31, 2020. According to the Schedule 13G/A, pursuant to the management agreements, as amended, among the Advisor, Baker Brothers Life Sciences, L.P. (“Life Sciences”) and 667, L.P. (“667” and together with Life Sciences, the “Funds”) and their respective general partners, the Funds’ respective general partners relinquished to the Advisor all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Advisor has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments, which include the 12,452,991 shares reported as beneficially owned by Life Sciences and 1,260,204 shares reported as beneficially owned by 667 in the Schedule 13G/A. The Advisor GP, Felix J. Baker and Julian C. Baker as managing members of the Advisor GP, and the Advisor may be deemed to be the beneficial owners of securities directly held by the Funds, and may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The Advisor, the Advisor GP, Felix J. Baker and Julian C. Baker each disclaim beneficial ownership of the securities held by each of the Funds. Because the information in the table above does not reflect any transactions between December 31, 2020 and April 5, 2021, the Advisor’s actual beneficial ownership of our common stock on April 5, 2021 may be different than reported in the table above.

(4)

Based solely on information contained in Schedule 13G/A as filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G/A, BlackRock has sole voting power with respect to 12,061,887 shares and sole dispositive power with respect to 12,378,955 shares. The Schedule 13G/A filed by BlackRock provides information only as of December 31, 2020. Because the information in the table above does not reflect any transactions between December 31, 2020 and April 5, 2021, BlackRock’s actual beneficial ownership of our common stock on April 5, 2021 may be different than reported in the table above.

(5)

Based solely on information contained in Schedule 13G/A as filed with the SEC on February 12, 2021 by PRIMECAP Management Company (“PRIMECAP”). According to the Schedule 13G/A, PRIMECAP has sole voting and dispositive power over the 10,434,500 shares. The Schedule 13G/A filed by PRIMECAP provides information only as of December 31, 2020. Because the information in the table above does not reflect any transactions between December 31, 2020 and April 5, 2021, PRIMECAP’s actual beneficial ownership of our common stock on April 5, 2021 may be different than reported in the table above.

(6)

Based solely on information contained in Schedule 13G/A as filed with the SEC on February 16, 2021 by ARK Investment Management LLC (“ARK”). According to the Schedule 13G/A, ARK has sole voting power with respect to 27,283,159 shares, shared voting power with respect to 616,222 shares and sole dispositive power with respect to 29,572,265 shares. The Schedule 13G/A filed by ARK provides information only as of December 31, 2020. Because the information in the table above does not reflect any transactions between December 31, 2020 and April 5, 2021, ARK’s actual beneficial ownership of our common stock on April 5, 2021 may be different than reported in the table above.

(7)

Based solely on information contained in (i) the Schedule 13G/A filed with the SEC on February 11, 2021 by Nikko Asset Management Americas, Inc. (“Nikko”) reporting beneficial ownership as of December 31, 2020 (the “Nikko 13G/A”) and (ii) the Schedule 13G/A jointly filed with the SEC on February 5, 2021 by Sumitomo Mitsui Trust Holdings, Inc. (“SMTH”) and Nikko Asset Management Co., Ltd (“NAM”) reporting beneficial ownership as of December 31, 2020 (the “Joint 13G/A”). According to the Nikko 13G/A and the Joint 13G/A, Nikko is a subsidiary to SMTH and NAM and therefore the securities reported on the Nikko 13G/A and the Joint 13G/A are owned, or may be deemed to be beneficially owned, by each of Nikko, SMTH and NAM. According to the Joint 13G/A, SMTH and NMA have shared voting power with respect to 11,103,210 shares and shared dispositive power with respect to 11,103,210 shares. According to the Nikko 13G/A, Nikko has shared voting power with respect to 8,990,507 shares and shared dispositive power with respect to 11,103,210 shares. The Nikko 13G/A filed by Nikko and the Joint 13G/A jointly filed by SMTH and NAM provide information only as of December 31, 2020. Because the information in the table above does not reflect any transactions between December 31, 2020 and April 5, 2021, the actual beneficial ownership by Nikko, SMTH and NAM of our common stock on April 5, 2021 may be different than reported in the table above.
(8)

Based solely on information contained in Schedule 13G/A as filed with the SEC on February 10, 2021 by The Vanguard Group - 23-1945930 (“Vanguard”). According to the Schedule 13G/A, Vanguard has shared voting power with respect to 376,788 shares, sole dispositive power with respect to 8,182,795 shares and shared dispositive power with respect to 500,203 shares. The Schedule 13G/A filed by Vanguard provides information only as of December 31, 2020. Because the information in the table above does not reflect any transactions between December 31, 2020 and April 5, 2021, Vanguard’s actual beneficial ownership of our common stock on April 5, 2021 may be different than reported in the table above.

(9)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(10)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(11)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(12)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(13)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(14)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(15)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(16)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(17)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(18)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(19)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(20)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.
(21)	Includes [●] shares underlying stock options which are exercisable within 60 days of April 5, 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cerus. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of such reports filed electronically with the SEC during or with respect to the fiscal year ended December 31, 2020, and written representations that no reports on Form 5 were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2020, except as follows: (i) two reports on Form 4 were filed late by each of Messrs. Greenman, Green and Jayaraman, Drs. Benjamin and Corash, Mss. Menard and Moore, in each case one late report covering two transactions and the other late report covering one transaction and (ii) one report on Form 4 was filed late by each of Messrs. Swisher, Moore, Anderson and Bjerkholt, Ms. Nachtsheim and Dr. Witney covering one transaction each.

EXECUTIVE OFFICERS

Our executive officers and their ages as of March 26, 2021 are as follows:

Name	Age	Position
William M. Greenman(1)	54	President, Chief Executive Officer and Director
Kevin D. Green	49	Vice President, Finance and Chief Financial Officer
Richard Benjamin	61	Chief Medical Officer
Laurence M. Corash	77	Chief Scientific Officer
Vivek Jayaraman	46	Chief Operating Officer
Chrystal N. Menard	50	Chief Legal Officer and General Counsel
Carol M. Moore	70	Senior Vice President, Regulatory Affairs and Quality

(1)	For biographical information, see “Proposal No. 1—Election of Directors.”

Kevin D. Green was appointed our Vice President, Finance and Chief Financial Officer in February 2013. Prior to that, Mr. Green served as our Vice President, Finance and Chief Accounting Officer, a role to which he was appointed in March 2009. From January 2006 to March 2009, Mr. Green was our Senior Director of Finance and Controller. From 2000 until 2006, Mr. Green held various financial management positions with Macromedia, Inc., a software company acquired by Adobe Systems in 2005, including Director of Finance and Assistant Controller. Prior to joining Macromedia, Mr. Green was a member of PricewaterhouseCoopers LLP in the Assurance and Business Advisory Services division. Mr. Green is a certified public accountant. Mr. Green received his BS in Accounting from California State University, Fresno.

Dr. Richard Benjamin was appointed our Chief Medical Officer in July 2015. From January 2006 to June 2015, he served as Chief Medical Officer for the American Red Cross, where he oversaw donor and patient safety issues for approximately 40% of the U.S. blood supply. Dr. Benjamin is a Board Member and Regional Director for North America for the International Society of Blood Transfusion, as well as an active member of the American Association of Blood Banks. He has also served on the DHHS Secretary’s Advisory Committee on Blood Safety and Availability in the U.S. from since December 2016 and previously served on the committee from 2006 to 2007. Dr. Benjamin is an Adjunct Full Professor of Pathology at Georgetown University and author of over 100 peer-reviewed publications. He received his Ph.D. at Cambridge University, England in Immunology and completed post-doctoral research at Stanford University.

Dr. Laurence M. Corash, one of our co-founders, has been our Chief Scientific Officer since July 2015. Previously, he had been our Senior Vice President and Chief Medical and Chief Scientific Officer since July 2009. Prior to that, he had been our Senior Vice President and Chief Medical Officer since March 2008, Vice President, Medical Affairs since July 1996 and Director of Medical Affairs from July 1994. Prior to that, Dr. Corash was a consultant to us. Dr. Corash also served on our Board of Directors from December 2002 to June 2019. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985. He was the Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco from 1982 to 1997. From February 1990 to July 1994, Dr. Corash was a member of the FDA Advisory Panel for Hematology Devices. From 2008 until 2011, Dr. Corash served as the industry representative on the Department of Health and Human Services’ Advisory Committee on Blood Safety and Availability.

Vivek K. Jayaraman was appointed our Chief Operating Officer in March 2020. He previously served as our Chief Commercial Officer since August 2016. From October 2009 to February 2016, Mr. Jayaraman served as Vice President, Sales and Marketing of TriVascular Technologies, Inc., or TriVascular, where he oversaw TriVascular’s commercial expansion as the company grew from a preclinical, venture-backed startup into a publicly traded, global medical device company. Mr. Jayaraman received his MBA from the Wharton School at the University of Pennsylvania and holds dual bachelor’s degrees from the University of Michigan.

Chrystal N. Menard was appointed our Chief Legal Officer and General Counsel in December 2012. From August 2011 until October 2012, Ms. Menard was Senior Corporate Counsel at Zynga Inc. Prior to August 2011, Ms. Menard was a partner of the law firm presently named Cooley LLP, practicing corporate and securities law. Ms. Menard received her BS from the University of Colorado and her JD from the University of Chicago.

Carol M. Moore was promoted to Senior Vice President, Regulatory Affairs, Quality and Clinical in February 2013. From April 2008 to February 2013, Ms. Moore was our Vice President, Regulatory Affairs, Quality and Clinical. Prior to joining Cerus, Ms. Moore served in various roles at Bayer Corporation, most recently as Vice President, Worldwide Regulatory Affairs, for over 30 years focusing on the registration and regulatory compliance of Bayer’s biological and biotech products, health policy, and strategic planning. Ms. Moore received her BS in Biological Science from California State University, Hayward.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

The following Compensation Discussion and Analysis addresses the following topics:

•	executive summary of our compensation practices;

•	our compensation philosophy and objectives;

•	our process for setting executive compensation; and

•	our executive compensation components and decisions for the 2020 fiscal year.

The Named Executive Officers, or NEOs, for the 2020 fiscal year were as follows:

Named Executive Officer	Title
William M. Greenman	President and Chief Executive Officer
Kevin D. Green	Vice President, Finance and Chief Financial Officer
Richard Benjamin	Chief Medical Officer
Laurence M. Corash	Chief Scientific Officer
Vivek Jayaraman(1)	Chief Operating Officer

(1)	Mr. Jayaraman was appointed Chief Operating Officer effective March 1, 2020. He previously held the role of Chief Commercial Officer.

EXECUTIVE SUMMARY

Business Overview

We are a biomedical products company focused on developing and commercializing the INTERCEPT Blood System to enhance blood safety. The INTERCEPT Blood System, which is based on our proprietary technology for controlling biological replication, is designed to reduce blood-borne pathogens in donated blood components intended for transfusion. Our INTERCEPT Blood System is for use with blood components and certain of their derivatives: plasma, platelets, red blood cells and to produce Pathogen Reduced Cryoprecipitated Fibrinogen Complex, or PRCFC, and pathogen reduced plasma, cryoprecipitate reduced. The INTERCEPT Blood System for platelets, or platelet system, and the INTERCEPT Blood System for plasma, or plasma system, have received a broad range of regulatory approvals, including but not limited to FDA approval in the U.S., and Class III CE Marks in the European Union and other jurisdictions that recognize CE Mark approval, and are being marketed and sold in a number of countries around the world, including the U.S., certain countries in Europe, the Commonwealth of Independent States, the Middle East, Latin America, and selected countries in other regions of the world. The INTERCEPT Blood System for red blood cells, or the red blood cell system, is under regulatory review in Europe, and in late stage clinical development in the U.S. Also in the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for production of PRCFC, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency.

2020 and Early 2021 Performance Highlights

We attained a number of notable performance and other achievements during fiscal year 2020 and the first quarter of fiscal year 2021, which included the following:

•	Reported full year 2020 product revenue of $91.9 million, an increase of 23% compared to 2019 product revenue.

•

Achieved 115.0% of the corporate performance goals established by the Board at the beginning of 2020, prior to the outbreak of the COVID-19 pandemic, having met or exceeded the target objective on each of the goals set.

•	Successfully transitioned our non-lab based employees to “work from home” and maintained our employee base without Cerus-initiated hour reductions, furloughs or layoffs.

•	Implemented comprehensive health and safety protocols and procedures for our lab-based employees, resulting in no Cerus facility-based COVID-19 transmissions.

•	Successfully partnered with our suppliers and manufacturers to ensure continuity of supply despite COVID-19 related shutdowns and other pandemic-related impacts.

•	Strengthened our balance sheet with a $63.3 million public offering of common stock. At December 31, 2020, the Company had cash, cash equivalents and short-term investments of $133.6 million.

•	Announced INTERCEPT Blood System kit shipments surpass 8.5 million treatable platelet and plasma doses globally since launch.

•

Received FDA approval for the INTERCEPT Blood System for Cryoprecipitation, which can now be used to produce two products: PRCFC for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency, and a derivative product, called Pathogen Reduced Plasma, Cryoprecipitate Reduced.

•	Submitted new technology add-on payment application to the Centers for Medicare and Medicaid Services for PRCFC.

•

Announced the formation of a joint venture with Shandong Zhongbaokang Medical Implements that intends to develop, register, manufacture and commercialize the INTERCEPT Blood System for platelets and red blood cells across China.

•	Further strengthened the Company’s collaboration with BARDA with an incremental $14 million available under the contract.

•	Submitted first two modules (Clinical data package and Safety and Quality data package) for CE Mark for INTERCEPT red blood cells.

•

Entered into a five-year contract with the FDA for the development of next generation compounds to optimize pathogen reduction treatment of whole blood to reduce the risk of transfusion transmitted infections.

•	Awarded a five-year tender by the Hong Kong Red Cross Blood Transfusion Services for the INTERCEPT Blood System for platelets.

•

Announced publication of the 16th Annual Hemovigilance report by the French National Agency for Medicines and Health Products, which highlighted the safety and effectiveness of INTERCEPT platelets during the first full year of 100% production and routine use.

•	Announced strategic organizational changes to align teams around key commercial growth and product portfolio pipeline development targets.

•	Formed a collaborative research group with the aim of optimizing the characteristics and dosing of convalescent plasma as a potential therapy for COVID-19 patients.

•	Announced study results demonstrating that the INTERCEPT Blood System inactivates SARS-CoV-2, the causative agent for COVID-19, in plasma components intended for transfusion.

•	Announced FDA approval for INTERCEPT Blood System for plasma with alternate plastic disposable kits.

•	Announced Brazilian distribution partner, CEI, was awarded a three-year tender award for the INTERCEPT Blood System for platelets with the HemoMinas Foundation of Brazil.

Executive Compensation Governance Highlights

Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in that it both encourages our NEOs to work for our long-term prosperity and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks, and also reflects a reasonable and responsible cost structure.

Below are key elements of our compensation program, as well as problematic pay practices that we avoid:

What We Do	What We Don’t Do
✓ Design executive compensation to align pay with performance ✓ Structure our executive compensation program to minimize inappropriate risk-taking	x No excessive change in control or severance payments x No employment contracts or severance agreements with NEOs providing for “single trigger” acceleration upon a change in control

✓  Select peer companies with which we compete with for executive talent, and that have a similar business and are of similar size as us, and review their pay practices

✓  Solicit advice from our Compensation Committee’s independent compensation consultant that reports directly to the Compensation Committee

✓  Rely on long-standing, consistently-applied practices on the timing of equity grants

✓  Enforce “no-hedging” and “no-pledging” policies

✓  Maintain stock ownership guidelines for our Chief Executive Officer

✓  Have 100% independent directors serve on our Compensation Committee

x  No NEO perquisites that are not available to all Cerus employees

x  No tax gross-ups on severance or change in control benefits

x  No repricing of stock options without stockholder approval

x  No NEO post-termination retirement or pension benefits that are not available to employees generally

Response to 2020 Say-on-Pay Vote

We value the input of our stockholders on our compensation programs, and we hold an advisory vote on executive compensation on an annual basis, or our “say-on-pay vote”. Last year, our stockholders approved our say-on-pay vote with approximately 74% of the votes cast in favor, which represented a significant decline compared to our 2019 Annual Meeting of Stockholders where approximately 97% of the votes cast supported our say-on-pay proposal. Following our 2020 Annual Meeting of Stockholders, we conducted a comprehensive stockholder outreach effort, contacting our top 30 stockholders representing approximately 75.22% of our then-outstanding common stock, specifically to solicit feedback following last year’s say-on-pay vote result, including with respect to potential changes to our executive compensation program that would address our stockholders’ concerns. As a result of this outreach, our Chief Financial Officer and Chief Legal Officer received requests from, and were able to speak directly with, stockholders owning 18.37% of our then-outstanding common stock.

After considering our 2020 say-on-pay vote results, alignment of our compensation programs with the long-term interests of our stockholders, advice from its compensation consultant, and feedback garnered from our stockholder outreach, the Compensation Committee recently made certain changes to our long-term equity incentive program. Beginning in 2021, we transitioned to granting a mix of time-based stock options, time-based RSU awards, and performance-based RSU, or PRSU, awards. Beginning in 2021, we transitioned to granting a mix of time-based stock options, time-based RSU awards, and performance-based RSU, or PRSU, awards. The PRSU awards granted to our executive officers in 2021 will vest, if at all, based on our achievement of robust financial goals over a three-year performance period. In selecting the performance measures for the 2021 PRSUs, the Compensation Committee focused on connecting our compensation metrics to our current business strategy and ensuring our executives are focusing on results that support this strategy. The Compensation Committee believes this mix of long-term equity incentives strikes a healthy balance between rewarding our executives for the return provided to the Company while also ensuring a critical link to stockholder returns. However, the Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for our executives.

Another important topic mentioned by investors on our calls was the topic of environmental, social, and governance (ESG) especially in light of the COVID-19 pandemic and its impact on the health and well-being of our workforce. We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our customers, investors, employees, the environment and the communities in which we operate. Our Board is focused on integrating sustainability into our long-term strategy and will be undertaking initiatives to formalize our efforts and disclosure on this front in 2021.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

We believe that the performance of our executive officers has the potential to significantly impact our ability to achieve our corporate performance and strategic goals. We therefore give considerable thought to the design and administration of our executive officer compensation program. The Compensation Committee believes that the most effective compensation program is one that provides competitive base salary, rewards the achievement of established corporate performance goals and objectives and provides an incentive for retention. At the same time, our Compensation Committee believes that an effective compensation program must maintain a reasonable and responsible cost structure.

Our executive compensation program is designed around the following objectives:

•	develop compensation policies and practices that are consistent with our strategic business objectives and executive compensation philosophy;

•	attract and retain qualified individuals and motivate those individuals to perform at the highest of professional levels that will contribute to our growth and success;

•	provide competitive compensation opportunities consistent with industry practices where we compete for talent;

•

design programs to retain key employees, reward past performance and incentivize future contributions, balancing both short and long-term financial and business objectives to build a sustainable and prosperous company; and

•	provide long-term incentive opportunities that continue to correlate employee contributions and rewards with stockholder value creation.

COMPENSATION SETTING PROCESS

Overview

When creating an executive’s overall compensation package, the Compensation Committee considers the different components of our compensation packages in light of the role the executive will play in achieving our near-term and longer-term goals, in addition to the objectives described above. The Compensation Committee also considers the compensation packages provided to similarly situated executives at the companies we consider to be our peers. Performance-based cash compensation awards under our Bonus Plan for Senior Management of Cerus Corporation, or our Bonus Plan, are made based on the achievement of corporate performance goals designed to create incentives that we believe drive executive performance that increase stockholder value, and each executive officer’s contribution toward achieving our corporate performance goals. The corporate performance goals vary year-to-year, but generally include value-adding achievements such as meeting revenue targets and timely completion of clinical, development, regulatory, commercial, manufacturing, or other operational or strategic undertakings.

Components of Pay/Target Pay Positions/Mix of Pay

The components used to support our compensation objectives stated above are base salary, cash incentive awards under our Bonus Plan, equity awards and certain other benefits (discussed in greater detail below under

“Executive Compensation Components and Decisions”). We use a combination of these pay elements to provide a competitive total compensation package to our executives. We do not specify a target percentage of the overall compensation to be represented by the various compensation elements. However, the Compensation Committee’s intention is that a significant percentage of each NEO’s total compensation package should be “at risk” in the form of performance-based cash incentive compensation and long-term equity compensation. Our Compensation Committee believes that having a significant portion of our executives’ compensation package be “at risk” has contributed to cultivating a culture in which our NEOs aggressively pursue our corporate performance goals as they know that their take home pay, to a large extent, depends upon our corporate performance and, to some extent, their contribution to that performance. At the same time, a significant portion of the “at risk” compensation is in the form of long-term equity incentives, which is designed to mitigate any risk that our executives will pursue short-term outcomes at the expense of long-term stockholder value. Employees in more senior roles have an increasing proportion of their potential compensation “at risk” and tied to performance because they are in a position to have greater influence on achieving our performance results. For example, 39.6% of our Chief Executive Officer’s total potential 2020 cash compensation was “at risk,” and 85.0 % of his total potential 2020 compensation was “at risk.” For purposes of calculating the potential cash and total 2020 compensation “at risk,” we included the target Bonus Plan compensation as reported in the Grants of Plan-Based Awards Table and, with respect to total compensation, the grant date fair value of each stock option and RSU award, calculated in accordance with Accounting Standards Codification (ASC) 718, Compensation – Stock Compensation as reported in the Grants of Plan-Based Awards Table.

Role of the Chief Executive Officer in Executive Officer Compensation Decisions

The Chief Executive Officer does not participate in setting his own compensation and is specifically excluded from any discussions or deliberations related to his compensation package. However, the Chief Executive Officer recommends to the Compensation Committee for its consideration and ultimate approval, proposed corporate performance goals and their relative weighting for the upcoming fiscal year, as well as provides input on the level of attainment of the prior year’s corporate performance goals, for purposes of determining the level of achievement of the corporate performance goals. The Chief Executive Officer also regularly provides input to the Compensation Committee during the course of the year regarding the performance of our other NEOs.

Compensation Committee Decision-Making Process

Typically, the Compensation Committee meets at least twice per year to make compensation decisions for our NEOs, with greater frequency if necessary. The Compensation Committee also meets and confers regularly in executive session without the presence of our executive team. The Compensation Committee met three times during 2020.

From time to time, various members of our management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as the authority, in its sole discretion, to retain (or obtain the advice of) any compensation consultant, legal counsel or other adviser to assist it in the performance of its duties, all at our expense. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, and tax and accounting information.

Prior to each meeting where compensation decisions are to be made with respect to our executives, our Vice President, Administration provides the Compensation Committee with tally sheets that set forth our executives’ historical base salary and bonus information covering the past ten years, or period of actual employment if shorter, as well as each executive’s: (1) equity grant history; (2) vested and unvested potential gain on equity awards using projected stock prices at various points in time in the future; and (3) in some years, stock option exercise history, in each case during such ten year period, or any shorter period of actual employment. In 2020, the tally sheets were reviewed for the purposes of a subjective evaluation as to whether 2020 compensation levels were appropriate in light of the compensation levels in effect for prior years and whether each executive’s compensation was generally reflective of his or her level of experience and responsibilities.

In determining 2020 compensation for our executive officers, the Compensation Committee considered the recommendations of our Chief Executive Officer with respect to the compensation of our other NEOs as stated above under the heading “Role of the Chief Executive Officer in Executive Officer Compensation Decisions,” as well as each executive’s individual performance during the preceding year and the reports and benchmarking analysis described below under the heading “Use of Peer Group and Survey Data.”

The Compensation Committee approves the compensation packages for all executives, including the allocation of base salary, short-term performance-based cash incentive compensation and long-term equity incentive compensation, and the applicable target award levels as a percentage of base salary related to the short-term performance-based cash incentive compensation. Historically, the Compensation Committee has made its most significant adjustments to annual base compensation, determined cash and equity awards and established new performance objectives at one or more meetings held during the first and fourth quarters of the year. Generally, adjustments to the base salary of our executives are determined by the Compensation Committee in February of each year, with the adjustments becoming effective March 1st. As discussed more fully below, annual short-term performance-based cash awards are generally made in the first quarter of the year following the year in which performance is achieved.

The Compensation Committee generally awards annual equity awards in the first quarter of each year concurrent with the determination of cash compensation. The timing of our annual equity awards was selected so the Compensation Committee could review concurrently all components of executive compensation (base salary, Bonus Plan targets and corporate performance goal attainment levels, and long-term equity incentive awards) and make compensation determinations based upon the totality of the annual compensation package for each executive. Our general policy is to grant equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates. We do not purposely accelerate or delay the public release of material information in consideration of any pending equity award grant to allow the award recipient to benefit from a more favorable stockholder return. Other than equity award grants to new hires, and except as previously described, equity award grants to executive officers are generally approved once a year (typically in the first quarter of the year) unless an executive officer is promoted, in which case a grant will normally be made at the time of such promotion, or, in rare circumstances, for recognition of outstanding performance or for retention purposes. All required approvals are obtained in advance of or on the actual grant date.

Generally, the Compensation Committee’s process for determining Bonus Plan award opportunities involves two related elements: the determination of target award levels and the establishment of corporate performance goals for the current year. Per the terms of his employment agreement, Mr. Greenman’s target level for his short-term performance-based cash incentive compensation may not be less than 60% of his base salary. For the remaining NEOs, the applicable target level of base salary for the short-term incentive cash compensation award is recommended by the Chief Executive Officer, taking into consideration feedback from Radford Consulting. The Chief Executive Officer’s recommendations are reviewed by the Compensation Committee, and the Compensation Committee either approves the bonus target levels as recommended or may modify the target levels of Bonus Plan awards after considering the peer group data provided by Radford Consulting. Bonus Plan compensation, combined with annual equity compensation, has historically resulted in more than 50% of our NEOs’ total potential compensation being “at risk.”

At or prior to the beginning of each year, corporate performance goals are reviewed and approved by the Compensation Committee and the full Board. Each of our NEO’s short-term incentive cash compensation package is tied to our corporate performance in that corporate performance determines the amount by which the bonus pool is funded, with the Compensation Committee considering each executive’s individual contribution towards the achievement of our corporate performance goals for the performance year before approving actual individual bonus payouts.

Shortly after the end of each year, the Compensation Committee meets with our Chief Executive Officer to discuss and evaluate each of the corporate performance goals for the preceding year, whether such goals were attained and, if so, at what level. The Compensation Committee also reviews with our Chief Executive Officer the individual performance of each of our NEOs, other than our Chief Executive Officer, and each individual’s contribution towards the achievement of our corporate performance goals. The Compensation Committee then meets in executive session without the presence of our Chief Executive Officer to review and evaluate our Chief Executive Officer’s performance for the preceding year.

Although compensation packages are reviewed on an annual basis, generally in the first quarter, the Chief Executive Officer and Compensation Committee regularly discuss the performance of our executive officers throughout the year. The Compensation Committee considers this ongoing feedback along with its annual review of all the NEOs’ individual performance when determining the appropriate levels of base salary and long-term equity incentive compensation awards for the following year. Throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation.

Role of Compensation Consultant

The Compensation Committee has engaged Radford Consulting as its compensation consultant since August 2011. Radford Consulting is an independent consulting firm that specializes in executive compensation consulting. The Compensation Committee initially selected Radford Consulting after considering a number of other national compensation consulting firms. The Compensation Committee continues to use Radford Consulting due to their expertise with life sciences companies. Radford Consulting generally provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection;

•	compensation practices of our peer group;

•	compensation programs for executives and broad-based employees; and

•	stock utilization and other metrics.

In October 2019, the Compensation Committee engaged Radford Consulting specifically to update its analysis in connection with the 2020 executive compensation determinations.

In addition to engaging their consulting services, we subscribe to Radford Consulting’s Global Life Science survey data on an ongoing basis. As previously discussed, the Compensation Committee regularly meets in executive session to discuss executive compensation issues. Radford Consulting may be asked to participate in, and has in the past attended, meetings of the Compensation Committee. Radford Consulting reports directly to the Compensation Committee rather than to management, although it has in the past met with management for purposes of gathering information for its analyses and recommendations and may continue to do so in the future.

Use of Peer Group and Survey Data

The Compensation Committee regularly considers the appropriate pay scales for our NEOs and, as part of that process, considers compensation levels provided by comparable, or peer, companies to persons performing duties of similar scope and complexity as a reference point when making compensation-related decisions in order to ensure that total compensation is competitive with compensation paid within the industry and is appropriate given the executive’s level of responsibilities. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions, but the Compensation Committee recognizes that consideration of such comparative data alone is an imperfect tool for establishing competitive compensation packages as the job responsibilities of persons with similar titles may vary significantly from company to company, and a person’s title is not necessarily descriptive of a person’s duties.

As part of the October 2019 engagement, the Compensation Committee requested that Radford Consulting assist with updating the peer group we used for purposes of assisting the Compensation Committee in setting executive compensation levels for 2020. As a result, the Compensation Committee, working closely with Radford Consulting, ultimately selected a peer group consisting of 21 companies based on the following selection criteria:

•	late development stage biopharmaceutical companies (Phase III or pre-NDA to marketed products);

•	companies with less than $200 million in annual revenue;

•	companies with 100 to 500 employees, as compared to our 260 employees as of the time of this peer group update; and

•	companies with market capitalizations of between $200 million and $2.0 billion, as compared to our approximate market capitalization of $616.5 million as of the time of this peer group update.

In applying these revised peer group selection criteria, the Compensation Committee approved removing Adamas Pharmaceuticals, Inc. and Five Prime Therapeutics, Inc. as their market capitalizations fell below the criteria range.

To replace these two companies, the Compensation Committee decided to add the following three companies to the revised peer group: Coherus BioSciences, Inc., Dermira, Inc. and Omeros Corporation. Thus, the following 22 peer group companies were selected by the Compensation Committee for use in setting executive compensation levels for 2020:

Anika Therapeutics, Inc.	Intersect ENT, Inc.
Antares Pharmaceuticals, Inc.	MannKind Corporation
BioDelivery Sciences International, Inc.	Momenta Pharmaceuticals, Inc.
CareDX, Inc.	Omeros Corporation
ChemoCentryx, Inc.	OraSure Technologies, Inc.
Coherus BioSciences, Inc.	Retrophin, Inc.
Collegium Pharmaceutical, Inc.	Rigel Pharmaceuticals, Inc.
Cytokinetics, Inc.	Sangamo Therapeutics, Inc.
Dermira, Inc.	STAAR Surgical Company
Dynavax Technologies Corporation	Vanda Pharmaceuticals, Inc.
Heron Therapeutics, Inc.	Zogenix, Inc.

Radford Consulting analyzed the most recent compensation practices of the revised peer group in order to assist the Compensation Committee in determining appropriate 2020 NEO compensation levels. Radford Consulting prepared an extensive analysis of the compensation practices of the 22 peer companies as reported in their proxy statements for the prior fiscal year, and offered additional analysis based on the compensation practices of a broader group of life science companies, a subset of what is included in the Radford Life Science Survey for biotechnology and life science companies with 50 to 500 employees. The Compensation Committee used this survey data to determine market trends, to verify that the peer group data for NEO compensation is consistent with overall compensation trends, and to set compensation levels for our non-executive employees. Radford Consulting delivered its report to the Compensation Committee in February 2020, and also included anticipated 2020 compensation trends in its analysis.

The Compensation Committee referenced the cash and equity compensation components analyzed in Radford Consulting’s report, combined with its review of each executive officer’s past individual performance, level of responsibility and anticipated future contributions to Cerus, in setting executive base salary and long-term equity compensation awards for 2020.

In making its decisions with respect to 2020 compensation, the Compensation Committee, after considering the results of Radford Consulting’s report, generally referenced approximately the 50th percentile of the peer group for base salary and the annual incentive bonus target, and the 60th percentile of the peer group for equity compensation. The Compensation Committee also focused on pay equity considerations, which, consistent with prior years, resulted in equivalent grants to our NEOs other than our CEO.

2020 EXECUTIVE COMPENSATION COMPONENTS AND DECISIONS

2020 Executive Compensation Summary

The following table summarizes our approved 2020 base salaries, targeted annual incentive bonuses and annual equity awards for our NEOs:

Name	Annual Base Salary(1)	Incentive Bonus Target	Number of RSU Shares Awarded	Number of Options Awarded
William M. Greenman	$675,000	65%	316,250	632,500
Kevin D. Green	$429,803	45%	69,000	138,000
Richard Benjamin	$444,737	45%	69,000	138,000
Laurence M. Corash	$445,953	45%	69,000	138,000
Vivek Jayaraman	$478,286	50%	130,000	260,000

(1)	Effective March 1, 2020.

2020 Base Salary

The purpose of base salary is to provide a level of fixed compensation to our NEOs in order to attract and retain executives with the qualifications desired for the particular position. For 2020, the Compensation Committee’s aim, in line with our general philosophy to set target compensation levels that are competitive while maintaining a reasonable cost structure, was to initially review base salaries by referencing the 50th percentile of the compensation paid to similarly situated executives employed by the peer group companies for target level performance, and then making non-formulaic, subjective adjustments from the 50th percentile to reflect the executive’s level of experience, actual responsibilities and importance to the strategic goals of the Company. Each year, we generally tend to make modest increases in base salary for executive officers, except where an individual’s base salary is found to be significantly below market when compared to the selected peer group, in which case a larger increase may be warranted, or significantly above market when compared to the selected peer group, in which case a smaller increase may be warranted. The Compensation Committee reviews base salary annually and considers adjusting base salaries to reflect market trends provided by Radford Consulting. These guidelines are used throughout our company in determining appropriate base salary increases for all of our employees. In February 2020, our Compensation Committee approved 2020 base salaries at the same time it approved 2020 bonus targets and equity awards for our executive officers. Salary increases were effective as of March 1, 2020, and took into account trends in base salary increases provided by Radford Consulting (which for 2020 was approximately 3.5%).

Named Executive Officer	2019 Base Salary ($)	Percentage Increase for 2020	2020 Base Salary ($)	Pay Relative to Peer Group After Increase (approx.)
William M. Greenman	$650,000	3.85%	$675,000	>75th percentile
Kevin D. Green	$409,336	5.00%	$429,803	50th—75th percentile
Richard Benjamin	$429,698	3.50%	$444,737	50th percentile
Laurence M. Corash	$441,537	1.00%	$445,953	>75th percentile
Vivek Jayaraman	$434,805	10.00%	$478,286	50th—75th percentile

For 2020, the Compensation Committee approved an increase to Mr. Jayaraman’s base salary to reflect his new role as Chief Operating Officer. Mr. Green’s base salary was increased as part of an incremental plan to bring his respective base compensation generally in line with, although slightly above, the 50th percentile of comparable positions at our peer companies based upon the data provided by Radford Consulting. Although the increases in base salary for Mr. Greenman kept his base compensation above the 75th percentile, the Compensation Committee approved the stated increases with the goal of retaining Mr. Greenman given the scope of his responsibilities and his importance to the strategic goals of the Company. In light of his base salary relative to comparable positions at our peer companies, the Compensation Committee approved a modest increase to Dr. Corash’s base salary.

Bonus Plan for 2020

We provide short-term performance-based incentive compensation to our NEOs under the Bonus Plan. Each NEO’s cash incentive compensation is contingent upon our performance and his or her individual contribution towards our corporate performance.

The Bonus Plan is funded based upon the achievement of corporate performance objectives that are specified at the beginning of the performance period. However, when determining payouts under the Bonus Plan, the Compensation Committee may take into account significant corporate events and other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the goals were satisfied. Likewise, the Compensation Committee may modify or otherwise change the corporate performance objectives during the applicable calendar year to take into account circumstances then existing; however, no modifications were made for our Bonus Plan for 2020. In particular, the Compensation Committee made no adjustments to the corporate performance objectives established at the beginning of 2020, prior to the outbreak of the COVID-19 pandemic. In determining the actual individual Bonus Plan payouts, the Compensation Committee may also exercise its discretion to increase or reduce the bonuses actually paid under the Bonus Plan above or below the level of attainment of our corporate performance objectives used to determine the funding of the Bonus Plan. However, in no event can aggregate payments under the Bonus Plan exceed the amount by which the Bonus Plan is funded. Per the Bonus Plan, the bonus pool is funded based upon the product of (a) the participants’ bonus target percentage multiplied by their bonus year base pay and (b) the final payout rate calculated based upon achievement of the pre-specified goals.

At the beginning of 2020, the Compensation Committee, with input from the Chief Executive Officer (except with respect to his own target bonus percentage), determined to maintain the target bonus percentages that were in effect for 2019 and that reflected the Compensation Committee’s efforts in 2019 to balance pay equity considerations with the Compensation Committee’s goal to bring the NEOs’ bonus targets generally in line with the 50th percentile of comparable positions at our peer companies based upon the data provided by Radford Consulting. The factors the Compensation Committee evaluated in determining the level of achievement of the corporate performance goals and the payouts under the Bonus Plan are described below. The Compensation Committee believed these factors were the best indicators of the achievement of the execution of our operating plan and were the factors that were the most critical to increasing the value of our common stock. These factors, therefore, were believed to best align the financial interests of our NEOs with those of our stockholders.

Named Executive Officer	2020 Target Bonus (%)	2020 Target Bonus ($)	Bonus Relative to Peer Group After Increase (approx.)
William M. Greenman	65%	$438,750	50th-75th percentile
Kevin D. Green	45%	$193,411	50th percentile
Richard Benjamin	45%	$200,132	50th percentile
Laurence M. Corash	45%	$200,679	>75th percentile
Vivek Jayaraman	50%	$239,143	>75th percentile

The performance goals were split between quantitative, qualitative and strategic goals and accounted for 65%, 27.5% and 7.5%, respectively, of total performance goals under the Bonus Plan for 2020. The

Compensation Committee assigned a final achievement rate of 115.0% with respect to these performance goals for 2020 based on the level of achievement of the following objectives which were established in the first quarter of 2020.

2020 Quantitative Goals

Goal	Goal Weighting	Threshold (50%)	Target (100%)	Stretch (150%)	Achievement
2020 product revenue(1)	50%	$86M	$92M	$96M	$92M	50.0%
2020 product gross margins	5%	54%	55%	56%	55%	5.0%
2020 average quarterly cash used in operations(2)	10%	$13M	$12M	$10M	$10M	15.0%

Total						70.0%

(1)	For purposes of determining the revenue achievement for 2020, all product revenue invoiced and transacted in Euro was converted to U.S. dollars using a weighted average foreign exchange rate of 1.14.
(2)

Average quarterly cash used in operations is a non-GAAP measure that adjusts from GAAP cash used in operations by adding back our pre-existing contractual payment obligation to a manufacturing partner, increases in inventory from the prior year and changes in inventory-related items reported as current assets elsewhere on the balance sheet.

2020 Qualitative Goals

The qualitative corporate performance goals for 2020 were eligible to result in a 0.5x payout for minimum performance, up to 1.5x payout in the event of exceptional achievement, in each case as determined by the Compensation Committee. For 2020, the Compensation Committee approved the following qualitative corporate performance goals and determined their relative levels of achievement as noted next to each goal below:

Goal	Goal Weighting	Achievement
Regulatory efforts with respect to extended shelf life platelet and triple storage set submissions	7.5%	7.5%
Submission and FDA approval of INTERCEPT Blood System for Cryoprecipitation	7.5%	11.25%
CE Mark dossier review and regulatory response for the red blood cell system in Europe and pre-market approval strategy and timeline defined	5%	7.5%
Supply chain capacity expansion and quality improvements	7.5%	7.5%

Total		33.75%

With respect to regulatory submissions related to extended shelf life platelet and triple storage set submissions, the Compensation Committee took into account the progress on the studies supporting the FDA submission for these label expansions, as well as the successful pre-submission meeting with the FDA related to the study design for the extended shelf life platelet submission. With respect to the approval of the INTERCEPT Blood System for Cryoprecipitation in the U.S., the Compensation Committee took into account the approval of the submission without any delays in the FDA review process, the strong label approved for the product and the fully staffed commercial team and their pre-launch efforts. With respect to our CE Mark dossier, the Compensation Committee acknowledged our submission of the first two modules of the CE Mark dossier and timely response to the questions posed by the European regulatory bodies, as well as the chemistry, manufacturing and control activities supporting the product being timely completed. The Compensation Committee also took into account the successful meeting with the FDA that allowed us to use data from our RedeS clinical trial in lieu of an independent Phase 3 chronic study. In assessing achievement of our supply chain goals, our Compensation Committee looked at our continued efforts with respect to capacity expansion and quality improvements, as well as the continued progress that we have made with regards to developing the regulatory approval strategy for our LED illuminator product and the March 2020 approval of our DEHP-free plasma kits in the U.S.

2020 Strategic Goals

Other corporate strategic goals accounted for 7.5% of our potential Bonus Plan payout for 2020. The Compensation Committee set out strategic initiatives at the beginning of 2020 that the Compensation Committee felt would advance the Company’s opportunities and growth. These areas related to product and geographic expansion, and completion of our Phase IV INTERCEPT Platelets Entering Routine Use, or PIPER, study. The Compensation Committee noted the completion of the documentation related to a joint venture in China and the regulatory submission in Canada, both key markets for expansion. The Compensation Committee determined that we exceeded the Compensation Committee’s expectations regarding our 2020 corporate strategic goals, and did so despite the disruption on our operations due to the COVID-19 pandemic and while maintaining the health and well-being of our workforce during this challenging period. As a result, attributed our achievement of our strategic goals at 11.25%.

Calculation of 2020 Bonus Plan Payouts

Based on the above results, the bonus pool was funded at 115%, however the Compensation Committee determined that it would allocate the pool based on a standard full achievement of 112.5%, with the remaining 2.5% of the bonus pool being allocated based on exceptional performance after considering each individual’s contributions toward achievement of our corporate performance score. Dr. Benjamin received a bonus payout in excess of the bonus achievement rate of 112.5% due to his efforts with respect to a successful outcome with the FDA on the Phase 3 chronic transfusion data requirement for a potential red cell approval in the U.S. Mr. Green received a bonus payout in excess of the bonus achievement rate of 112.5% due to his efforts with respect to establishing a pathway to profitability within the five year operating plan. Each of Dr. Benjamin and Mr. Green received a bonus payout equal to 118.1% of his target bonus. Mr. Greenman received a bonus payout equal to 115% of his target bonus as a result of his leadership during an unprecedented time that nonetheless saw the Company exceeding the corporate goals established prior to the outbreak of the COVID-19 pandemic.

Named Executive Officer	2020 Target Bonus ($)	Bonus Achievement	2020 Actual Bonus ($)
William M. Greenman	$438,750	115.0%	$504,563
Kevin D. Green	$193,411	118.1%	$228,467
Richard Benjamin	$200,132	118.1%	$236,406
Laurence M. Corash	$200,679	112.5%	$225,763
Vivek Jayaraman	$239,143	112.5%	$269,036

2020 Long-Term Incentive Compensation

In addition to salary and short-term incentive compensation, we provide our executive officers with long-term performance incentives, which historically has included stock options. Stock options are intended to foster the long-term perspective we believe is necessary for our continued success by creating a strong, direct link between our NEOs’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the award if the value of our stock increases following the option grant date. The Compensation Committee also awards stock options because it believes that if our officers own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. Our stock option awards are granted subject to vesting restrictions, so they are earned over a period of years during the executive’s continued service with us following the option grant date. The Compensation Committee also believes that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees. In 2016, the Compensation Committee determined to add RSU awards to our annual grants for executives, in part because the Compensation Committee believes that long-term equity awards composed of a mix of stock options and RSU awards may better align our executive officers’ interests with those of our stockholders by minimizing the incentive for inappropriate short-term risk taking at the expense of realizing long-term value. RSU awards generally cover fewer shares than the stock options that we would otherwise grant to deliver a similar value to an executive officer, but have a larger impact on reducing the number of shares available for issuance under the 2008 Plan as the share reserve is currently reduced by 1.07 shares for each share of common stock issued pursuant to an RSU award (or 1.52 shares for each RSU award granted on or after June 2, 2021 under the Restated 2008 Plan if Proposal No. 3 is approved by our stockholders). As a result, although RSU awards enable the Company to minimize dilution to stockholders, they accelerate the depletion of shares available for issuance under the 2008 Plan. Both stock options and RSU awards vest over time, thereby increasing retention value.

In February 2020, the Compensation Committee approved annual equity award grants to our NEOs. In line with its historical philosophy, the Compensation Committee determined to target the 60th percentile of the peer group for these equity awards to provide sufficient motivation and retention and to continue to ensure a significant portion of our NEOs’ compensation is “at risk” and aligned with the interests of our stockholders. However, pay equity considerations result in equivalent awards made being made to our NEOs, other than our CEO and our COO. The Compensation Committee increased the equity awards granted to Mr. Jayaraman to reflect his substantial responsibility in his new role as Chief Operating Officer after reviewing the Radford data for comparable positions at our peer companies. The Compensation Committee determined that the 2020 equity awards would return to our practice since 2016 of granting one-half of the overall equity award in the form of options and the other half in the form of RSU awards.

The equity awards granted to our NEOs in 2020 were as follows:

Named Executive Officer	Option Shares	RSU Shares
William M. Greenman	632,500	316,250
Kevin D. Green	138,000	69,000
Richard Benjamin	138,000	69,000
Laurence M. Corash	138,000	69,000
Vivek Jayaraman	260,000	130,000

Change of Control and Severance Benefits

Mr. Green, Dr. Corash, Dr. Benjamin and Mr. Jayaraman are each participants in our change of control severance plan, referred to elsewhere as the Severance Plan, and we have an employment agreement with Mr. Greenman, in each case providing for certain change of control related severance benefits. For more information regarding our change of control related severance benefits, please see the section below entitled “Employment, Severance and Change of Control Agreements.” The Compensation Committee believes that these change of control related severance benefits are an important element of our executive compensation and retention program, which has particular importance in the context of a change of control. Change of control benefits under Mr. Greenman’s employment agreement and the Severance Plan, including stock award vesting acceleration, are structured on a “double-trigger” basis, meaning that the executive officer must experience a constructive termination or a termination without cause in connection with the change of control in order for the change of control benefits to become due. The Compensation Committee believes that the events triggering payment, comprising both a change of control and an involuntary termination, and then only when there is no misconduct by the officer, are appropriate hurdles for the ensuing rewards. It is the Compensation Committee’s belief that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change of control transactions that may be in the best interests of our stockholders.

The severance benefits for Messrs. Greenman and Green contained in their employment agreements also provides for certain severance benefits in the event of an involuntary termination without cause not dependent on a change of control, including continued payment of salary and healthcare benefits and full equity award acceleration, in exchange for a general release of claims. Our Board and Compensation Committee believe that the non-change of control related severance benefits provided to our NEOs are an important element of their retention and motivation and are consistent with compensation arrangements provided in a competitive market for executive talent. It is further believed that the benefits of such severance arrangements, including generally requiring a release of claims against us as a condition to receiving the severance benefits, are in the best interests of the company.

Nonqualified Deferred Compensation Plan

In May 2020, we adopted the Cerus Corporation Nonqualified Deferred Compensation Plan, or the DC Plan. The DC Plan is a nonqualified deferred compensation plan under which eligible participants may elect to defer the receipt of current compensation. Eligible participants include a select group of management or highly compensated employees of the Company, which currently includes employees with the title of Vice President or higher. Pursuant to the DC Plan, each participant may elect to defer up to twenty percent (20%) of his or her base salary and one hundred percent (100%) of his or her bonus payments. Participants are fully vested in their elective deferrals. In addition to elective deferrals, the DC Plan permits the Company to make discretionary contributions to participant accounts, which vest in equal annual installments over the participant’s first five years of service.

The DC Plan is an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended, and to comply with Section 409A. The obligations of the Company under the DC Plan are general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the DC Plan from the general assets of the Company, although the Company may establish a trust to hold amounts which the Company may use to satisfy DC Plan distributions from time to time. To date, the Company has elected to purchase Company-owned life insurance contracts on certain employees in order to fund the DC Plan. The insurance serves as an investment source for the funds being set aside. Participants are permitted to select the mutual funds in which their compensation deferrals are deemed to be invested as a component of the insurance contracts and are permitted to change their investment selections as frequently as they see fit.

Payments will be distributed in connection with either the participant’s separation of service, the participant’s disability, the participant’s death, an unforeseeable emergency, or a specified distribution date or dates. The Company will require a six-month delay in the payment of DC Plan benefits if the participant is a “specified employee” within the meaning of Section 409A at the time of such participant’s separation from service.

Other Benefits

We provide our executive officers with other benefits that we believe are reasonable and consistent with, or less than, what our peer group offers its executive officers and that help us to attract and retain high quality executives. The Compensation Committee periodically reviews the levels of benefits provided to our executive officers to ensure they remain reasonable and consistent with our compensation philosophy.

Our NEOs are eligible to participate in all of our employee benefit plans, such as the 401(k) Plan, medical, dental, vision coverage, short-term disability, long-term disability, group life insurance, cafeteria plan, and the Amended and Restated 1996 Employee Stock Purchase Plan, in each case on the same basis as our other employees. Participation in the DC Plan is open to all employees at the Vice President level or above. We do not currently offer pension or other retirement benefits for our NEOs other than the 401(k) Plan.

CEO Stock Ownership Guidelines

The Board believes that our Chief Executive Officer and each director should develop a meaningful ownership interest in Cerus. Therefore, in March 2018, the Board adopted stock ownership guidelines for our

Chief Executive Officer and our non-employee directors. Pursuant to these guidelines, our Chief Executive Officer is expected to own shares of our common stock having a value equal to at least three times his annual base salary. For purposes of these stock ownership guidelines, shares deemed to be owned include shares owned directly by our Chief Executive Officer or by members of our Chief Executive Officer’s immediate family residing in the same household, shares held in trust for the benefit of our Chief Executive Officer or a member of our Chief Executive Officer’s immediate family residing in the same household, up to fifty percent of the vested, “in-the-money” stock options held by our Chief Executive Officer and vested shares subject to any other outstanding equity awards or issued under any deferred compensation plan. Subject to certain extensions, our Chief Executive Officer is required to be in compliance with the stock ownership requirement by December 31st of the fifth year following the year during which he first became subject to these ownership guidelines. Our Chief Executive Officer first became subject to these guidelines during 2018, and he will be required to be in compliance by December 31, 2023. The Board has discretion to waive the guidelines or to develop an alternative individual guideline for our Chief Executive Officer if compliance would place a severe hardship on our Chief Executive Officer.

Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the company. The design of our compensation policies and programs encourage our employees to remain focused on both the short- and long-term goals of the company. For example, while our Bonus Plan measures performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to consider sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Compensation Recovery Policy

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject. Notwithstanding the fact that we do not have a policy to recover cash bonuses, our Compensation Committee carefully monitors the Company’s financial results and retains the discretion to reduce the cash bonuses that would otherwise have been paid under the Bonus Plan based on our level of attainment of our corporate and strategic goals to reflect subsequent developments.

Accounting and Tax Considerations

We account for stock-based awards exchanged for employee services in accordance with the Compensation—Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. In accordance with the topic, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense over the period during which it is earned.

Under Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

Forward-Looking Statements

Except for the historical statements contained in this Compensation Discussion and Analysis and elsewhere in the proxy statement, this Compensation Discussion and Analysis and other portions of this proxy statement contain forward-looking statements concerning our products and prospects, including statements concerning our growth initiatives and opportunities; our formation of a joint venture with Shandong Zhongbaokang Medical, or ZBK, and our intent to develop, register, manufacture and commercialize the INTERCEPT Blood System for platelets and red blood cells in China; the anticipated launch of the INTERCEPT Blood System for Cryoprecipitation; the advancement of our pipeline programs and our efforts to offer our complete INTERCEPT product portfolio for the market; the total potential value of our agreement with BARDA; and other statements that are not historical facts. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that we may not (a) meet our 2021 annual product revenue guidance, (b) effectively launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in the U.S. and European markets, and/or realize expected revenue contribution resulting from the U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since we cannot guarantee the volume or timing of commercial purchases, if any, that our U.S. customers may make under our commercial agreements with these customers, and/or (e) realize any revenue contribution from our pipeline product candidates, whether due to our inability to obtain regulatory approval of our pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to our business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with our lack of commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and our ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of our ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to our ability and, as it relates to the joint venture, ZBK’s ability, to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including PR-Cryo FC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to our ability to maintain the joint venture with ZBK and to achieve the intended benefits; our ultimate reliance on ZBK and the joint venture to develop, seek regulatory approval for, and if approved, to market, sell, distribute and maintain the INTERCEPT Blood System for platelets and red blood cells in China; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) we may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) manufacturing site Biologics License Applications necessary for us to begin distributing the

INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) the INTERCEPT Blood System for platelets and red blood cells may not receive the requisite regulatory approvals to be commercialized in China in a timely manner or at all, and (d) that we may otherwise be unable to obtain the requisite regulatory approvals to advance our pipeline programs and bring them to market in a timely manner or at all; risks associated with our lack of experience in marketing products directly to hospitals and expertise complying with regulations governing finished biologics; risks associated with the uncertain nature of BARDA’s funding over which we have no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under our BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, including in connection with the general economic environment and uncertainty associated with the evolving effects of the COVID-19 pandemic, such that the anticipated activities that we expect to conduct with the funds available from BARDA may be further delayed or halted and that we may not otherwise realize the total potential value under our agreement with BARDA; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where we currently sell and are anticipated to sell our products; our reliance on third parties to market, sell, distribute and maintain our products; our ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) our supply chain could be negatively impacted as a result of the evolving effects of the COVID-19 pandemic, (b) our manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) we may be unable to maintain our primary kit manufacturing agreement and our other supply agreements with our third party suppliers; our ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with our ability to meet our debt service obligations and our need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for us to produce, market and distribute our products; risks related to future opportunities and plans, including the uncertainty of our future capital requirements and our future revenues and other financial performance and results, as well as other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021. In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks and uncertainties described above. We disclaim any obligation or undertaking to update or revise any forward-looking statements contained in this proxy statement.

SUMMARY COMPENSATION TABLE

The following table sets forth certain summary information for the year indicated with respect to the compensation earned by our principal executive officer, our principal financial officer and our three other most highly compensated executive officers at December 31, 2020. These individuals represent the Company’s NEOs.

SUMMARY COMPENSATION TABLE—FISCAL 2020, 2019 AND 2018

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
William M. Greenman	2020	669,792	1,614,456	1,730,647	504,563	1,292	(4)	4,520,750
President and	2019	645,000	2,161,250	—	462,637	1,292		3,270,179
Chief Executive Officer	2018	616,667	928,800	990,333	446,400	1,242		2,983,442

Kevin D. Green	2020	425,539	352,245	377,596	228,467	860	(5)	1,384,707
Vice President, Finance	2019	406,088	641,250	—	201,700	894		1,249,932
and Chief Financial Officer	2018	386,750	205,200	218,795	210,719	810		1,022,274

Richard Benjamin	2020	441,605	352,245	377,596	236,406	3,614	(6)	1,411,466
Chief Medical Officer	2019	427,277	641,250	—	190,560	2,372		1,261,459
	2018	412,828	205,200	218,795	174,067	2,322		1,013,212

Laurence M. Corash	2020	445,033	352,245	377,596	225,763	11,524	(7)	1,412,161
Chief Scientific Officer	2019	439,049	641,250	—	195,811	11,624		1,287,734
	2018	425,902	205,200	218,795	178,642	11,724		1,040,263

Vivek Jayaraman	2020	469,227	663,650	711,412	269,036	1,627	(8)	2,114,952
Chief Operating	2019	431,354	641,250	—	238,056	1,610		1,312,270
Officer	2018	412,417	205,200	218,795	256,460	990		1,093,862

(1)

Represent the aggregate grant date fair value of RSU awards for the applicable fiscal year calculated in accordance with ASC 718, Compensation – Stock Compensation. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards upon the vesting of the granted RSUs, or the sale of the shares underlying such RSUs.

(2)

Represent the aggregate grant date fair value of stock option awards for the applicable fiscal year calculated in accordance with ASC 718, and does not take into account any estimated forfeitures. Assumptions used in the calculation of the grant-date fair value of stock option awards are set forth Note 12 “Stock-Based Compensation” in our 2020 Annual Report on Form 10-K. These amounts do not reflect whether the NEO has actually realized or will realize a financial benefit from the awards upon the vesting of the stock options, the exercise of stock options, or the sale of the shares underlying such stock options.

(3)	The dollar amounts in this column represent the cash bonus awarded under our Bonus Plan for the indicated fiscal year.
(4)	Represents group-term life insurance premiums in the amount of $1,242 and a cell phone accessory stipend of $50.
(5)	Represents group-term life insurance premiums in the amount of $810 and a cell phone accessory stipend of $50.
(6)	Represents group-term life insurance premiums in the amount of $3,564 and a cell phone accessory stipend of $50.
(7)	Represents group-term life insurance premiums in the amount of $11,124, reimbursed gym membership fees in the amount of $350 a cell phone accessory stipend of $50.
(8)	Represents group-term life insurance premiums in the amount of $810, reimbursed gym membership fees in the amount of $217 and a cell phone stipend of $600.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes grants of plan-based awards made to our NEOs in 2020.

GRANTS OF PLAN-BASED AWARDS IN  FISCAL 2020

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
William M. Greenman			438,750
	3/2/2020	2/24/2020	—	316,250			1,614,456
	3/2/2020	2/24/2020			632,500	5.105	1,730,646
Kevin D. Green			193,411
	3/2/2020	2/24/2020	—	69,000			352.245
	3/2/2020	2/24/2020			138,000	5.105	377,596
Richard Benjamin			200,132
	3/2/2020	2/24/2020	—	69,000			352.245
	3/2/2020	2/24/2020			138,000	5.105	377,596
Laurence M. Corash			200,679
	3/2/2020	2/24/2020	—	69,000			352.245
	3/2/2020	2/24/2020			138,000	5.105	377,596
Vivek Jayaraman			239,143
	3/2/2020	2/24/2020	—	130,000			663,650
	3/2/2020	2/24/2020			260,000	5.105	711,412

(1)

The amounts shown reflect the target bonus awards for the fiscal year ended December 31, 2020 under the Bonus Plan based on our performance. The actual cash bonus award payments made pursuant to our Bonus Plan are reflected in the “Summary Compensation Table” above; accordingly, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2020. “Target” represents 45% of the base salary in effect at the time payment is made for Kevin Green, Laurence Corash and Richard Benjamin and 50% for our Chief Operating Officer, Vivek Jayaraman. “Target” for our Chief Executive Officer represents 65% of his base salary in effect at the time payment is made. For a description of our Bonus Plan, please see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Bonus Plan for 2020.”

(2)

RSUs and Options were granted under the 2008 Plan. Options were with an exercise price equal to 100% of the fair market value on the date of grant. For a description of the terms of the options and RSUs granted in 2020, please see “Employment Agreements and Arrangements—RSU and Option Awards” below.

(3)

Represents the grant date fair value of each RSU and stock option award, calculated in accordance with ASC 718. The grant date fair value of each stock option is calculated using the Black-Scholes option-pricing model and excludes the effect of estimated forfeitures. Assumptions used in the calculation of the grant date fair value for the stock option awards are set forth Note 11 “Stock-Based Compensation” in our 2020 Annual Report on Form 10-K. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Employment Agreements. We do not have employment agreements currently in effect with any of our NEOs. However, from time to time, we have provided an offer letter in connection with an executive officer’s commencement of employment, which describes such executive officer’s initial terms of employment, and we have in other situations provided similar letter agreements to our executive officers based on changed circumstances, including promotions. For a description of these letter agreements, please see the section under the heading “Employment, Severance and Change of Control Agreements” below. As described in that section, the letter agreements for Messrs. Greenman and Green also provide for change of control and/or severance benefits.

Annual Bonus Plan. Our Bonus Plan provides for annual bonus award opportunities to reward executive officers for performance in the prior fiscal year. For a description of our Bonus Plan, please see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Bonus Plan for 2020.”

RSU and Option Awards. In addition to salary and short-term incentive compensation under our Bonus Plan, we provide our executive officers with long-term incentives, in the form of RSUs and stock options. RSUs granted in 2020 were granted under the 2008 Plan. These RSUs vest, subject to continued service with us, in three equal installments on each anniversary of the vesting commencement date. Stock options in 2020 were also granted under the 2008 Plan and generally have a ten-year term. These stock options vest, subject to continued service with us, as to 25% of the shares subject to the option on the first anniversary of the date of grant and then in 36 equal monthly installments thereafter, and are therefore fully exercisable within four years of the grant date. All options granted in 2020 were granted with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

Change of Control Severance Benefit Plan. Effective September 2005, and amended and restated as of December 11, 2008, we adopted a change of control severance benefit plan, or the Severance Plan, that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control and is described in more detail under the heading “Employment, Severance and Change of Control Agreements” below. Each of Drs. Corash and Benjamin, Mr. Green and Mr. Jayaraman are participants in the Severance Plan.

401(k) Plan. Our 401(k) Profit Sharing Plan, or the 401(k) Plan, enables eligible employees to save for retirement. As well as retirement benefits, the 401(k) Plan provides certain benefits in the event of death, disability, or other termination of employment. The 401(k) Plan is for the exclusive benefit of eligible employees and their beneficiaries. The 401(k) Plan allows employees to shelter a percentage of their income from taxes and choose from a number of investment funds while saving for retirement. All employees who are not residents of Puerto Rico, covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations, a leased employee or a nonresident alien with no income from a U.S. source are eligible to participate in the 401(k) Plan on the first day of the month following their date of hire. Enrollments are effective and contributions can begin on the first day of the month after hire. The 401(k) Plan has a rollover feature and also allows for borrowing against the balance in the account. Employees can make pre-tax dollar contributions of up to 60% of their eligible pay up to a maximum cap established by the IRS unless their participation level is limited by IRS non-discrimination testing requirements. Beginning in 2019, we began matching contributions made to the plan by our eligible employees, including executive officers. We match 50% of employee contributions up to 6%, with a maximum matching employer contribution of $5,000 per calendar year per person. All matching employer contributions are fully vested when made.

A variety of investment funds are available and money can be allocated among them as employees wish, in any percentage increments. Deferral amount elections may be made and/or changed on a monthly basis. With some limitations, employees may change their investment choices daily.

Other Compensatory Arrangements. For a description of the other elements of our executive compensation program, see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Other Benefits” above.

Pension Benefits. Other than with respect to the 401(k) Plan, the NEOs do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation. In May 2020, we adopted the DC Plan, which is a nonqualified deferred compensation plan under which our executive officers may elect to defer the receipt of current compensation. For a description of the DC Plan, please see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Nonqualified Deferred Compensation Plan” above and “Nonqualified Deferred Compensation” below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2020, certain information regarding outstanding equity awards at fiscal year-end for the NEOs.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William M. Greenman	550,000	—		2.70	4/18/2021	71,666	(2)	495,929
	100,000	—		2.08	8/31/2021	303,333	(3)	2,099,064
	380,000	—		3.75	2/28/2022	316,250	(4)	2,188,450
	390,000	—		3.66	2/28/2023
	325,000	—		6.28	3/2/2024
	500,000	—		4.46	3/1/2025
	315,000	—		5.06	2/28/2026
	375,000	25,000	(5)	4.33	2/28/2027
	295,625	134,375	(6)	4.32	2/28/2028
	—	632,500	(7)	5.015	3/1/2030
Kevin D. Green	95,000	—		3.75	2/28/2022	15,833	(2)	109,564
	100,000	—		3.66	2/28/2023	90,000	(3)	622,800
	125,000	—		6.28	3/2/2024	69,000	(4)	477,480
	150,000	—		4.46	3/1/2025
	90,000	—		5.06	2/28/2026
	93,750	6,250	(5)	4.33	2/28/2027
	65,312	29,688	(6)	4.32	2/28/2028
	—	138,000	(7)	5.015	3/1/2030
Laurence M. Corash	45,000	—		3.75	2/28/2022	15,833	(2)	109,564
	25,200	—		3.66	2/28/2023	90,000	(3)	622,800
	135,000	—		6.28	3/2/2024	69,000	(4)	477,480
	155,000	—		4.46	3/1/2025
	50,000	—		5.13	5/31/2025
	90,000	—		5.06	2/28/2026
	93,750	6,250	(5)	4.33	2/28/2027
	65,312	29,688	(6)	4.32	2/28/2028
	—	138,000	(7)	5.015	3/1/2030
Richard Benjamin	100,000	—		4.72	8/31/2025	15,833	(2)	109,564
	45,000	—		5.06	2/28/2026	90,000	(3)	622,800
	35,417	6,250	(5)	4.33	2/28/2027	69,000	(4)	477,480
	33,646	29,688	(6)	4.32	2/28/2028
	—	138,000	(7)	5.105	3/1/2030
Vivek Jayaraman	250,000	—		6.36	8/31/2026	15,833	(2)	109,564
	25,312	3,125	(5)	4.33	2/28/2027	90,000	(3)	622,800
	11,875	29,688	(6)	4.32	2/28/2028	130,000	(4)	899,600
	—	260,000	(7)	5.015	3/1/2030

(1)

The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $6.92, the closing price of our common stock on December 31, 2020.

(2)	The shares subject to this RSU award vest in three equal annual installments commencing on March 12, 2019.
(3)	The shares subject to this RSU award vest in three equal annual installments commencing on March 12, 2020.
(4)	The shares subject to this RSU award vest in three equal annual installments commencing on March 12, 2021.
(5)	The shares subject to this stock option award vested as to 12.5% of the shares on September 1, 2017, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(6)	The shares subject to this stock option award vested as to 12.5% of the shares on September 1, 2018, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(7)	The shares subject to this stock option award vested as to 25% of the shares on March 2, 2021, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2020, certain information regarding the vesting of RSUs and option exercises during the last fiscal year with respect to our NEOs.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William M. Greenman	100,000	339,000	251,459	1,013,380
Kevin D. Green	80,000	397,600	68,333	275,382
Laurence M. Corash	94,800	157,368	68,333	275,382
Richard Benjamin	254,583	603,603	68,333	275,382
Vivek Jayaraman	75,000	301,157	83,333	377,644

(1)

The value realized on exercise is calculated based on the difference between the exercise price of each option exercised and the closing price of our common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the named executive officers as a result of the option exercises.

(2)

The value realized on vesting is calculated based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the date of vesting, and does not represent actual amounts received by the named executive officers as a result of the RSU vesting.

NONQUALIFIED DEFERRED COMPENSATION

The following table shows for the fiscal year ended December 31, 2020, contributions, earnings, and balances under the DC Plan for each of the NEOs. For a description of the DC Plan and the distribution provisions thereunder, please see “Compensation Discussion and Analysis—Executive Compensation Components and Decisions—Nonqualified Deferred Compensation Plan.”

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2020

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at FYE ($)
William M. Greenman	37,969	—	2,288	—	40,257
Kevin D. Green	—	—	—	—	—
Laurence M. Corash	—	—	—	—	—
Richard Benjamin	—	—	—	—	—
Vivek Jayaraman	—	—	—	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

We do not have employment agreements currently in effect with any of our NEOs. However, from time to time, we have provided an offer letter in connection with an executive officer’s commencement of employment, which describes such executive officer’s initial terms of employment, and we have in other situations provided similar letter agreements to our executive officers based on changed circumstances, including promotions. As described below, the letter agreements for Messrs. Greenman and Green also provide for change of control and/or severance benefits.

William M. Greenman, our President and Chief Executive Officer, is a party to a letter agreement with us, dated as of May 12, 2011, which provides for an initial annual base salary of $415,000 and participation in our Bonus Plan, with a target bonus of 60% of Mr. Greenman’s base salary. In connection with his appointment as our President and Chief Executive Officer, Mr. Greenman was granted an option, pursuant to the 2008 Plan, to purchase 550,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. The stock option vested over a four-year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides that, in the event Mr. Greenman’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he will be entitled to receive severance pay equal to 12 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 12 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s equity awards will accelerate in full as of the date of termination.

In the event Mr. Greenman’s employment is terminated by us without cause or by him as a good reason resignation within 12 months following a change in control, subject to his execution of a release of claims, he will be entitled to receive severance pay equal to 18 months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of a lump sum on the first regular payroll date following the effective date of the release, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for 18 months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Greenman’s equity awards will accelerate in full as of the date of termination.

Kevin D. Green, our Vice President, Finance and Chief Financial Officer, is a party to a letter agreement with us, dated as of May 1, 2009, which provides for an initial annual base salary of $220,000, participation in our Bonus Plan and the grant of an option, pursuant to the 2008 Plan, to purchase 50,000 shares of our common stock. The option has an exercise price equal to the fair market value of our common stock on the date of grant and vested over a four year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provides that, in the event Mr. Green’s employment is terminated by us without cause, subject to his execution of a release of claims, and in each case other than within 12 months following a change of control, he will be entitled to receive severance pay equal to six months of his base salary in effect as of the termination date (less required deductions and withholdings) to be paid in the form of salary continuation on our standard payroll dates following such termination, and if he timely elects continued group health insurance coverage through COBRA, we will be obligated to pay his COBRA premiums necessary to continue his group health insurance coverage at the same level as in effect as of the termination date for six months after his termination or until he becomes eligible for group health insurance coverage through a new employer, whichever occurs first. In addition, in connection with such termination of employment, the vesting of Mr. Green’s equity awards will accelerate in full as of the date of termination. Mr. Green is also a participant in the Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Laurence M. Corash, our Chief Scientific Officer, is a party to a letter agreement with us, dated as of March 2, 2010, which provides for an initial annual base salary of $375,000 and participation in our Bonus Plan. Dr. Corash is also a participant in our Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Vivek Jayaraman, our Chief Operating Officer, is a party to an agreement with us, dated as of May 31, 2016, which provides for an initial annual base salary of $400,000, participation in our Bonus Plan (with a target bonus of 40% of Mr. Jayaraman’s base salary) and the grant of an option to purchase 250,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and vested over a four year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provided for the grant of 75,000 RSUs, vesting annually over four years from the vesting commencement date. The agreement also provided that we will reimburse Mr. Jayaraman up to $100,000 for certain relocation expenses if he relocates his residence to within a 30-mile commute from our corporate offices, within a three-year period following his commencement of employment in August 2016. No such relocation expense reimbursement payments were made to Mr. Jayaraman. Mr. Jayaraman is also a participant in our Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Richard J. Benjamin, our Chief Medical Officer, is a party to a letter agreement with us, dated as of May 12, 2015, which provides for an initial annual base salary of $380,000, participation in our Bonus Plan (with a target bonus of 40% of Dr. Benjamin’s base salary) and the grant of an option to purchase 350,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and vested over a four year period, with 12.5% of the shares subject to the option vesting six months after the vesting commencement date and the remainder vesting in equal monthly installments thereafter. The agreement also provided that we will reimburse Dr. Benjamin up to $150,000 for certain moving expenses within a one-year period following his commencement of employment in July 2015. We reimbursed Dr. Benjamin $123,917 for relocation expenses in 2015. All or a portion of the relocation benefits were subject to repayment by Dr. Benjamin in the event his employment had terminated due to a resignation or a termination for cause within the one-year period following his commencement of employment in July 2015. Dr. Benjamin is also a participant in our Severance Plan, which provides for compensation payable to him in the event his employment is terminated following a change of control.

Severance Plan. Effective September 2005 and amended and restated as of December 11, 2008, we adopted the Severance Plan, that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control. At the time the Severance Plan was put in place, each of our executive officers with an individually negotiated agreement providing for severance benefits was given the option of participating in the Severance Plan or continuing to receive the severance benefits provided for in his agreement. Mr. Greenman and Dr. Corash each opted to participate in the Severance Plan. In connection with Mr. Greenman’s appointment as our President and Chief Executive Officer, however, he entered into the employment letter described above and is no longer a participant in the Severance Plan. Dr. Benjamin, Mr. Green and Mr. Jayaraman are also participants in the Severance Plan. The Severance Plan provides for the payment of certain benefits to certain eligible employees in exchange for an effective release of claims in the event the employee is terminated by us without cause or by him or her as a good reason resignation on or within 12 months following a change of control (as such terms are defined in the Severance Plan). The severance compensation consists of a lump sum cash severance payment equal to 12 months of the participant’s annual base salary (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect during the last regularly scheduled payroll period immediately preceding the termination event. Additionally, the Severance Plan provides for paid COBRA premiums for continuation coverage (including coverage for his eligible dependents) for 12 months and full accelerated vesting and exercisability of all of the participant’s then-outstanding equity awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements, as currently in effect, if the employment of our NEOs had terminated on December 31, 2020. In addition, the table sets forth the amounts to which the NEOs would be entitled under the 2008 Plan if, upon a change in control, the surviving or acquiring corporation refuses to assume or continue the outstanding stock options held by the NEOs, or to substitute for similar options.

Name and Principal Position	Voluntary Termination for Good Reason or Involuntary Termination On or Within 12 Months After a Change of Control						Involuntary Termination Without Cause Absent a Change of Control						Payments upon a Change of Control
	Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Equity Acceleration ($)(9)
William M. Greenman	44,792	(1)	1,012,500	(2)	6,345,556	(3)	29,861	(4)	675,000	(5)	6,345,556	(3)	6,345,556
President and Chief Executive Officer

Kevin D. Green	25,087	(4)	429,803	(8)	1,553,691	(3)	12,543	(7)	214,902	(6)	1,553,691	(3)	1,553,691
Vice President, Finance and Chief Accounting Officer

Richard Benjamin	25,442	(4)	444,737	(8)	1,553,691	(3)	—		—		—		1,553,691
Chief Medical Officer

Laurence M. Corash	22,046	(4)	445,953	(8)	1,553,691		—		—		—		1,553,691
Chief Scientific Officer

Vivek Jayaraman	18,548	(4)	478,286	(8)	2,189,147	(3)	—		—		—		2,189,147
Chief Operating Officer

(1)	Represents the aggregate amount of our share of the cost of 18 months of COBRA premiums.
(2)

Represents 18 months of the executive’s base salary as of December 31, 2020 payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason on or within 12 months following a change of control.

(3)

Represents the value of stock option and RSU vesting acceleration, which is based on the closing price of $6.92 of our common stock on December 30, 2020, the last trading day of fiscal 2020, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

(4)	Represents the aggregate amount of our share of the cost of 12 months of COBRA premiums.
(5)

Represents the aggregate amount of the executive’s base salary as of December 31, 2020, payable over the 12-month period following an involuntary termination of the executive’s employment by us other than for cause.

(6)

Represents the aggregate amount of the executive’s base salary as of December 31, 2020, payable over the six-month period following an involuntary termination of the executive’s employment by us other than for cause.

(7)	Represents the aggregate amount of our share of the cost of 6 months of COBRA premiums.
(8)

Represents 12 months of the executive’s base salary as of December 31, 2020, payable in a lump sum amount following an involuntary termination of employment or voluntary termination for good reason on or within 12 months following a change of control.

(9)

These benefits would be payable pursuant to the terms of the applicable equity agreement for equity granted pursuant to the 2008 Plan, which were outstanding as of December 31, 2020, if, upon a change in control, the surviving or acquiring corporation refuses to assume or continue the outstanding equity awards held by the named executive officers, or to substitute for similar equity awards. The value of stock option and RSU vesting acceleration is based on the closing price of $6.92 of our common stock on December 31, 2020, the last trading day of fiscal 2020, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

In addition to the benefits described and quantified above, the 2008 Plan provides for an extended period of time during which an optionholder may exercise options following the optionholder’s termination of service, which time period we refer to as the post-termination exercise period. Generally, under the 2008 Plan, if an optionholder’s service relationship with us ends, the optionholder may exercise any vested options for up to three months after the date that the service relationship ends. However, if the optionholder’s service relationship with us ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. Accordingly, each of the named executive officers would be entitled to an extended post-termination exercise period in the event of a termination due to death or disability.

CEO PAY RATIO

Under SEC rules, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our Company’s median employee (“CEO Pay Ratio”). Mr. Greenman’s total compensation for 2020 was $4,520,750 as disclosed in the Summary Compensation Table. Our median employee’s annual total compensation was $193,310. As a result, the ratio of these amounts was 23:1.

We believe that there have been no material changes in our employee population or employee compensation arrangements that would significantly impact the calculation of our CEO Pay Ratio. As a result, the median employee for 2020 is the same as 2019. The median of the annual total compensation for all our employees (excluding the CEO) was determined through the following process:

•	We identified the global employee population active as of December 31, 2020. This included all full-time, part-time, temporary and seasonal workers.

•

To identify the median employee, we used the following consistently applied compensation measure for 2020: salary, target annual cash incentive, commission, and grant date fair value of long-term incentive awards. For regular full-time and part-time employees (other than temporary, seasonal or other non-permanent employees) who were not employed for the full year 2020, compensation was annualized.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on a periodic basis. In March 2020, the Board amended our director compensation program based on data provided by Radford Consulting in connection with its 2019 engagement. Pursuant to the revised program, for 2020, the aggregate value of the annual grants for continuing directors other than the Chair of our Board was increased from $125,000 to $150,000. The aggregate value of the annual grant to the Chair of our Board was increased from $156,000 to $181,000. The annual grants were divided equally between stock options and RSUs. These values generally approximate the 50th percentile of our peer group. The number of shares subject to each award is determined by dividing the target dollar value by (a) in the case of stock options, the Black-Scholes value of a stock option share, determined using our average closing stock price for the 30 trading days preceding the grant date and (b) in the case of RSUs, our average closing stock price for the 30 trading days preceding the grant date. Under our director compensation program, each non-employee director is entitled to annual grants of equity awards on the date of each of our annual meetings, provided that such non-employee director is serving as such on the date of such annual meeting and has served as such for at least 12 months prior to the date of such annual meeting, and will be continuing on as a director immediately following such date. Accordingly, each of our non-employee directors were eligible to receive a non-qualified stock option grant covering 28,177 shares of our common stock, or 34,001 shares in the case of the Chair of the Board, and an RSU grant covering 13,228 shares, or 15,961 shares in the case of the Chair of the Board, on the date of the 2020 Annual Meeting.

All equity grants to our non-employee directors are made pursuant to the terms of the 2008 Plan. Stock options granted to our directors have an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten years. Under our director compensation program, 100% of the shares subject to the automatic annual stock option grants and the automatic annual RSU grants vest on the earlier of the first anniversary of the date of grant or the day prior to the next annual meeting, subject to the director’s continuous service with us through the vest date. In the event of a change in control, the directors’ awards will become fully vested. In order to be eligible for an automatic annual grant of equity awards, each non-employee director must have been a member of the Board for at least 12 months prior to the date of the applicable annual meeting grant date and must also be continuing on as a non-employee director following such date.

For the year ended December 31, 2020, each director, who is not also one of our officers or employees, other than the Chair of the Board, was compensated for his or her services as a director at the rate of $45,000 per year. The Chair of the Board received an annual retainer of $67,500 per year. These amounts for 2020 reflect an increase of $5,000 in the annual retainer each director and the Chair received for Board service over the amount received in 2019. The annual retainer was paid to our non-employee directors in equal quarterly installments. In addition to the annual retainer, the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees received an additional annual retainer of $26,000, $15,000 and $10,000, respectively. Each other member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received an annual retainer of $13,000, $8,000 and $6,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings.

If any new non-employee director joins the Board, under our director compensation program, the new director would be entitled to the cash compensation described above, as pro-rated based on the number of days served in the applicable calendar year the new director joins the Board, and the new director would be entitled to an initial grant of equity awards, generally on the date the new director joins the Board. For 2020, the value of the initial grant was increased from $187,500 to $225,000. Under our director compensation program, the initial grant is divided equally between stock options and RSUs, with the actual number of shares subject to the initial equity awards determined as described above for the annual grants to continuing non-employee directors. The automatic initial stock option grants and the automatic initial RSU grants each vest in three equal annual installments following the date of grant, in each case subject to the director’s continuous service with us through the applicable vesting date. As with the annual awards, in the event of a change in control, the initial awards will become fully vested.

DIRECTOR COMPENSATION—FISCAL 2020

The following table shows for the fiscal year ended December 31, 2020 certain information with respect to the compensation of all non-employee directors of Cerus who served in such capacity during 2020. Mr. Greenman received no compensation for his service as a director, and is not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(2)(3)	Total ($)
Daniel N. Swisher, Jr.	81,500	106,114	101,672	289,286
Timothy B. Anderson	68,000	87,938	84,262	240,200
Gail Schulze	66,000	87,938	84,262	238,200
Frank Witney	66,000	87,938	84,262	238,200
Erik Bjerkholt	71,000	87,938	84,262	243,200
Timothy L. Moore	53,000	87,938	84,262	225,200
Jami Nachtsheim	45,000	87,938	84,262	217,200

(1)

The amounts reported in this column represent the grant-date fair value of all options granted during 2020, calculated in accordance with ASC 718, and do not take into account any estimated forfeitures. For additional information on the valuation assumptions with respect to these option grants, refer to Note 12 “Stock-Based Compensation” in our 2020 Annual Report on Form 10-K. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards upon the vesting of the stock options, the exercise of stock options, or the sale of the shares underlying such stock options.

(2)

The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2020 was as follows: 68,162 shares for Mr. Anderson; 253,670 shares for Ms. Schulze; 305,482 shares for Mr. Swisher; 234,870 shares for Dr. Witney; 52,501 shares for Mr. Moore; 52,190 shares for Mr. Bjerkholt and 57,374 shares for Ms. Nachtsheim. The aggregate number of shares subject to outstanding RSUs held by each director listed in the table above as of December 31, 2020 was as follows: 13,228 shares for Mr. Anderson; 13,228 shares for Ms. Schulze; 15,961 shares for Mr. Swisher; 13,228 shares for Dr. Witney; 17,524 shares for Mr. Moore; 17,509 shares for Mr. Bjerkholt and 23,482 shares for Ms. Nachtsheim.

(3)

The amounts reported in this column represent the aggregate grant date fair value of RSU awards granted during 2020 calculated in accordance with ASC 718. The grant date fair value of each RSU award is measured based on the closing price of our common stock on the date of grant. These amounts do not reflect whether the director has actually realized or will realize a financial benefit from the awards upon the vesting of the granted RSUs, or the sale of the shares underlying such RSUs.

STOCK OWNERSHIP GUIDELINES

The Board believes that the CEO and each director should develop a meaningful ownership interest in Cerus. Therefore, in March 2018, the Board adopted stock ownership guidelines for our CEO and our non-employee directors. Pursuant to these guidelines, each non-employee director is expected to own shares of our common stock having a value equal to at least three times their annual Board cash retainer. For purposes of these stock ownership guidelines, shares deemed to be owned include shares owned directly by a non-employee director or by members of the non-employee director’s immediate family residing in the same household, shares held in trust for the benefit of a non-employee director or a member of the non-employee director’s immediate family residing in the same household, up to fifty percent of the vested, “in-the-money” stock options held by the non-employee director and vested shares subject to any other outstanding equity awards or issued under any deferred compensation plan. Subject to certain extensions, our non-employee directors are required to be in compliance with the stock ownership requirement by December 31st of the fifth year following the year during which such individual became subject to these ownership guidelines. All of our currently serving non-employee directors, with the exception of Ms. Nachtsheim, first became subject to these guidelines during 2018, and will be required to be in compliance by December 31, 2023. Ms. Nachtsheim first became subject to these guidelines in 2019 and will be required to be in compliance by December 31, 2024. Any future non-employee director will first become subject to these guidelines on the date such non-employee director joins the Board. The Board has discretion to waive the guidelines or to develop an alternative individual guideline for a non-employee director if compliance would place a severe hardship on such non-employee director.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have a written related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” In addition, applicable Nasdaq rules require that our Audit Committee (or another independent body of the Board) conduct an appropriate review and oversight of all related-person transactions for potential conflict of interest situations on an ongoing basis. For purposes of our policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants and in which the amount involved exceeds $10,000. Transactions involving compensation for services provided to us as an employee, director or consultant are not covered by our policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our Audit Committee (or, if Audit Committee approval would be inappropriate, to another independent body of our Board) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related person(s), the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. In considering related-person transactions, our Audit Committee (or other independent body of our Board) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve a related-person transaction, our Audit Committee (or other independent body of our Board) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee (or other independent body of our Board) determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS AND INDEMNIFICATION

Since January 1, 2020, there has not been, nor is there currently proposed, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants in which the amount involves exceeds $120,000 other than compensation arrangements described under the captions “Executive Compensation” and “Director Compensation,” except as described below. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Participation in Public Offering

In January 2020, we issued and sold 16,866,667 shares of our common stock, at $3.75 per share in an underwritten public offering. The total proceeds to us from this offering were $63.3 million before deducting estimated offering expenses payable by us. Based on information provided to us by the underwriter of the public offering, The Vanguard Group, or Vanguard, purchased 350,000 shares of our common stock in the public offering, Baker Brothers Investments, or Baker, purchased 1,100,000 shares of our common stock in the public offering, and ARK Investment Management LLC, or ARK, purchased 1,200,000 shares of our common stock in the public offering. For additional information regarding Baker and ARK, and their respective equity holdings, please see “Security Ownership of Certain Beneficial Owners and Management.” Certain of our directors purchased the shares of our common stock indicated below in the public offering. These shares are included in their respective equity holdings under “Security Ownership of Certain Beneficial Owners and Management.”

Name	Shares Purchased (#)
Daniel N. Swisher, Jr.	1,000
Timothy B. Anderson	9,639
Frank Witney	24,096
Erik Bjerkholt	20,000
Timothy L. Moore	3,614
Jami Nachtsheim	2,410

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity. On April 24, 2009, the Board approved a new standard form of indemnity agreement and authorized us to enter into the new indemnity agreement with each of our directors, officers, employees and other agents. The new form of indemnity agreement continues to provide that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, officer, employee or other agent, to the fullest extent permitted by our bylaws and Delaware law.

Our amended and restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our amended and restated certificate of incorporation provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the amended and restated certificate of incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or the full set of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cerus Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Corporate Secretary, Cerus Corporation, 1220 Concord Avenue, Suite 600, Concord, CA 94520 or (3) contact our Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, Cerus will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll

Secretary

April [●], 2021

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 1220 Concord Avenue, Suite 600, Concord, CA 94520.

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF CERUS CORPORATION

A Delaware Corporation

Cerus Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Cerus Corporation.

SECOND: The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was July 31, 1996.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

The first paragraph of Article IV is hereby deleted in its entirety and replaced as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the corporation is authorized to issue is Four Hundred Five Million (405,000,000) shares. Four Hundred Million (400,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).”

FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, Cerus Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this __ day of June, 2021.

CERUS CORPORATION

By:
William “Obi” Greenman
President and Chief Executive Officer

A-2

Appendix B

CERUS CORPORATION

AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD OF DIRECTORS ON: APRIL 19, 2017

APPROVED BY STOCKHOLDERS ON: JUNE 7, 2017

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON: APRIL 19, 2019

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON: MAY 23, 2019

APPROVED BY STOCKHOLDERS ON: JUNE 5, 2019

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON: APRIL 11, 2020

APPROVED BY STOCKHOLDERS ON: JUNE 3, 2020

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON: MARCH 26, 2021

APPROVED BY STOCKHOLDERS ON:

TERMINATION DATE: APRIL 21, 2026

1.	GENERAL.

(a)    Successor and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Cerus Corporation 1999 Equity Incentive Plan, as amended, and the Cerus Corporation 1998 Non-Officer Stock Option Plan (the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any shares remaining available for future awards under the Prior Plans as of the Effective Date (the “Prior Plans Available Reserve”) shall become available for issuance pursuant to Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under either of the Prior Plans (each, a “Prior Plan Award”) shall remain subject to the terms of the applicable Prior Plan, and from and after June 7, 2017, all outstanding stock awards granted under the Cerus Corporation Inducement Plan (the “Inducement Plan”) (each, an “Inducement Plan Award”) shall remain subject to the terms of the Inducement Plan; provided, however, that (i) any shares subject to any outstanding Prior Plan Award that, on or after the Effective Date, expires or terminates for any reason prior to exercise or settlement and (ii) any shares subject to any outstanding Inducement Plan Award as of April 13, 2017 that, on or after June 7, 2017, expires or terminates for any reason prior to exercise or settlement (collectively, the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b)    Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c)    Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)    General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

(e)    Section 162(m) Transition Relief. Notwithstanding anything in the Plan to the contrary, any provision in the Plan that refers to “performance-based compensation” under Section 162(m) of the Code will only apply to any Award that is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act (the “TCJA”)

for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date, as determined by the Board, in its sole discretion, in accordance with the TCJA and any applicable guidance, rulings or regulations issued by the U.S. Department of the Treasury, the Internal Revenue Service or any other governmental authority.

2.	ADMINISTRATION.

(a)    Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)    To construe and interpret the Plan and Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards.

(iv)    To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Stock Awards into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan, but only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)	Delegation to Committee.

(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

(ii)    Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value pursuant to Section 13(x)(ii) below.

(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f)    Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) effect the reduction of the exercise price of any outstanding Option or Stock Appreciation Rights under the Plan (other than pursuant to Section 9 relating to adjustments upon changes in stock), or (ii) cancel any outstanding Options or Stock Appreciation Rights with an exercise price that is greater than the Fair Market Value on the date of cancellation in exchange for the grant in substitution therefore of cash or new Stock Awards under the Plan with an exercise price that is less than the original exercise price of the Options or Stock Appreciation Rights, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

(g)    Minimum Vesting Requirements. No Award granted on or after June 5, 2019 may vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the Award; provided, however, that shares of Common Stock up to 5% of the Share Reserve (as defined in Section 3(a)) may be issued pursuant to Awards granted on or after June 5, 2019 that do not meet such vesting (and, if applicable, exercisability) requirements.

(h)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

3.	SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 55,897,190 shares (the “Share Reserve”), which number includes the Prior Plans Available Reserve and the Returning Shares, if any, as such shares become available from time to time. For clarity, the Share Reserve is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan.

(b)    Fungible Share Counting.

(i)    Subject to Section 3(c), the number of shares of Common Stock available for issuance under the Plan shall be reduced by: (A) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; (B) one and sixty-one hundredths (1.61) shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan prior to June 5, 2019; (C) one and fifty-five hundredths (1.55) shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after June 5, 2019 and prior to June 3, 2020; (D) one and seven hundredths (1.07) shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after June 3, 2020 and prior to June 2, 2021; and (E) one and fifty-two hundredths (1.52) shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan on or after June 2, 2021.

(ii)    Subject to Section 3(c), the number of shares of Common Stock available for issuance under the Plan shall be increased by: (A) one (1) share for each Returning Share or share of Common Stock that again becomes available for issuance under the Plan pursuant to Section 3(c)(i), in each case that is subject to an Appreciation Award; (B) one and sixty-one hundredths (1.61) shares for each Returning Share or share of Common Stock that again becomes available for issuance under the Plan pursuant to Section 3(c)(i), in each case that is subject to a Full Value Award that returns to the Plan prior to June 5, 2019; (C) one and fifty-five hundredths (1.55) shares for each Returning Share or share of Common Stock that again becomes available for issuance under the Plan pursuant to Section 3(c)(i), in each case that is subject to a Full Value Award that returns to the Plan on or after June 5, 2019 and prior to June 3, 2020; (D) one and seven hundredths (1.07) shares for each Returning Share or share of Common Stock that again becomes available for issuance under the Plan pursuant to Section 3(c)(i), in each case that is subject to a Full Value Award that returns to the Plan on or after June 3, 2020 and prior to June 2, 2021; and (E) one and fifty-two hundredths (1.52) shares for each Returning Share or share of Common Stock that again becomes available for issuance under the Plan pursuant to Section 3(c)(i), in each case that is subject to a Full Value Award that returns to the Plan on or after June 2, 2021.

(c)    Reversion of Shares to the Share Reserve.

(i)    Shares Available For Subsequent Issuance. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(ii)    Shares Not Available For Subsequent Issuance. The following shares of Common Stock shall not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of a Stock Award, a Prior Plan Award or an Inducement Plan Award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award, a Prior Plan Award or an Inducement Plan Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of a Stock Award, a Prior Plan Award or an Inducement Plan Award; and (D) in the event that a Stock Appreciation Right granted under the Plan or a stock appreciation right granted under either of the Prior Plans or the Inducement Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.

(d)    Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(d), subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the Share Reserve.

(e)    Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted (that is, Options or Stock Appreciation Rights) covering more than eight hundred thousand (800,000) shares of Common Stock.

(f)    Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4.	ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Consultants. A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is a natural person, or because of any other rule governing the use of Form S-8.

5.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c)    Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i)    by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)    by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)    in any other form of legal consideration that may be acceptable to the Board.

(d)    Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)    Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(ii)    Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

(iii)    Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e)    Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to Section 2(g) and any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)    Termination of Continuous Service. Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, in the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the

Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g)    Extension of Termination Date. Unless otherwise provided in an Optionholder’s Option Agreement, if the exercise of the Option following the termination of the Optionholder’s Continuous Service would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. In addition, unless otherwise provided in an Optionholder’s Option Agreement, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionholder’s Continuous Service would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the original post-termination exercise period applicable to such Award during which the exercise of the Option would not be in violation of the Company’s insider trading policy, (ii) the 15th day of the third month after the date on which the Option would cease to be exercisable but for this Section 5(g), or such longer period as would not cause the Option to become subject to Section 409A(a)(1) of the Code; or (iii) the expiration of the term of the Option as set forth in the Option Agreement.

(h)    Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)    Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(j)    Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the

Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)    Vesting. Subject to Section 2(g), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)    Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)    Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vi)    Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c)    Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)    Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii)    Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii)    Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv)    Vesting. Subject to Section 2(g), at the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v)    Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi)    Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii)    Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii)    Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d)    Performance Awards.

(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed five hundred thousand (500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to Performance Cash Awards described in this Section 6(d)(ii) shall not exceed one million dollars ($1,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(e)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan (including, but not limited to, Sections 2(g) and 2(h)), the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)    Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b)    Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)    No Obligation to Notify. The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)    Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has exercised the Stock Award pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)    Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; or (iv) by such other method as may be set forth in the Award Agreement.

(h)    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)    Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to

Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(e) and 6(d)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service.

(c)    Transactions. The provisions of this Section 9(c) shall apply to each outstanding Stock Award in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.

(i)    Stock Awards May Be Assumed. In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Stock Awards or may substitute similar stock awards for any or all outstanding Stock Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Stock Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Stock Award, to substitute a similar stock award for only a portion of an outstanding Stock Award, or to assume or continue, or substitute similar stock awards for, the outstanding Stock Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution shall be set by the Board.

(ii)    Stock Awards Held by Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Stock Awards, or substitute similar stock awards for outstanding Stock Awards, then with respect to any such Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Stock Awards shall be accelerated in full (and with respect to Performance Stock Awards, vesting shall be deemed to be satisfied at the greater of (x) the target level of performance or (y) the actual level of performance measured in accordance with the applicable Performance Goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board shall determine (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Transaction), and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the closing or completion of the Transaction).

(iii)    Stock Awards Held by Participants other than Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Stock Awards, or substitute similar stock awards for outstanding Stock Awards, then with respect to any such Stock Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Stock

Awards shall terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Transaction.

(iv)    Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Stock Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Stock Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

(d)    Change in Control. Unless provided otherwise in the Stock Award Agreement for a Stock Award, in any other written agreement or plan between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, a Stock Award will not be subject to additional acceleration of vesting and exercisability upon or after a Change in Control.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term. Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on April 21, 2026. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan originally became effective on the Effective Date. This amendment and restatement of the Plan is effective June 2, 2020.

12.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)    “Appreciation Award” means (i) a stock option or stock appreciation right granted under either of the Prior Plans or the Inducement Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(c)    “Award” means a Stock Award or a Performance Cash Award.

(d)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(g)    “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction . Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)    individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (x) if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (y) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

(i)    “Code” means the Internal Revenue Code of 1986, as amended.

(j)    “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)    “Common Stock” means the common stock of the Company.

(l)    “Company” means Cerus Corporation, a Delaware corporation.

(m)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(n)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as

Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)    the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)    the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p)    “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

(q)    “Director” means a member of the Board.

(r)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(s)    “Effective Date” means the original effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2008. This restatement of the Plan document is effective on June 2, 2021, the date of the annual meeting of the stockholders of the Company held in 2021.

(t)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)    “Entity” means a corporation, partnership, limited liability company or other entity.

(v)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(y)    “Full Value Award” means (i) a stock award granted under either of the Prior Plans or the Inducement Plan or (ii) a Stock Award, in each case that is not an Appreciation Award.

(z)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(aa)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ff)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(gg)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(e).

(hh)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ii)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(mm)    “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(nn)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(oo)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(d)(i).

(qq)    “Plan” means this Cerus Corporation 2008 Equity Incentive Plan.

(rr)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(tt)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(vv)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)    “Securities Act” means the Securities Act of 1933, as amended.

(xx)    “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(yy)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(zz)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bbb)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

(ccc)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd)    “Transaction” means a Corporate Transaction or a Change in Control.

CERUS CORPORATION

ATTN: LORI L.ROLL

1220 CONCORD AVE., SUITE 600

CONCORD, CA 94520

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2021. Have your proxy card and other proxy materials, including the control number set forth in the Notice Regarding the Availability of Proxy Materials (the “Notice”), in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CERS2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2021. Have your proxy card and other proxy materials, including the control number set forth in the Notice, in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12926-P33913 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CERUS CORPORATION The Board of Directors recommends you vote “FOR ALL” of the nominees for director set forth in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐
Directors				Independent Registered Public Accounting Firm	For	Against	Abstain

1. The election of the three nominees for director named in the Proxy Statement, to hold office until the 2024 Annual Meeting of Stockholders.

Nominees:

01)   Daniel N. Swisher, Jr.

02)   Frank Witney, Ph.D.

03)   Eric Bjerkholt

5.   The ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

					☐	☐	☐

NOTE:  The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR ALL” of the nominees set forth in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.

Equity Plan Proposals	For	Against	Abstain

2. The approval of a certificate of amendment of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 225,000,000 shares to 400,000,000 shares.

	☐	☐	☐

3. The approval of an amendment and restatement of the Company’s Amended and Restated 2008 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 7,600,000 shares and to make certain other changes thereto as described further in the Proxy Statement.

	☐	☐	☐
Advisory Vote on Executive Compensation	For	Against	Abstain

4. The approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our Annual Report, which includes the Annual Report on Form 10-K, are available at www.proxyvote.com.

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D12927-P33913

CERUS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE

2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2021.

The undersigned hereby appoints CHRYSTAL N. MENARD and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held virtually at www.virtualshareholdermeeting.com/CERS2021, on Wednesday, June 2, 2021 at 9:00 a.m. Pacific time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.